Powering the Digital Economy

4Q 16

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Fourth Quarter 2016

Financial Supplement
Corporate Information	Fourth Quarter 2016

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of December 31, 2016, the company's 145 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 23.0 million square feet, excluding approximately 2.0 million square feet of space under active development and 1.1 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jarrett Appleby: Chief Operating Officer
Michael Henry: Chief Information Officer
Chris Sharp: Chief Technology Officer

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to the Investor Relations section)

Analyst Coverage

Bank of America
Merrill Lynch	Barclays Capital	Canaccord Genuity	Citigroup	Cowen & Company
Michael J. Funk	Ross Smotrich	Paul Morgan	Michael Rollins	Colby Synesael
(646) 855-5664	(212) 526-2306	(212) 389-8128	(212) 816-1116	(646) 562-1355

Jeffrey Spector	Dan Occhionero	Joseph Ng	Emmanuel Korchman	Jonathan Charbonneau
(646) 855-1363	(212) 526-7164	(212) 389-8096	(212) 816-1382	(646) 562-1356

Deutsche Bank	Green Street Advisors	Guggenheim Securities	Jefferies	JP Morgan
Vincent Chao	Lukas Hartwich	Jonathan Schildkraut	Jonathan Petersen	Richard Choe
(212) 250-6799	(949) 640-8780	(212) 497-0864	(212) 284-1705	(212) 662-6708

Michael Husseini	David Guarino	Robert Gutman	Omotayo Okusanya
(212) 250-7703	(949) 640-8780	(212) 497-0877	(212) 336-7076

KeyBanc	Morgan Stanley	Raymond James	RBC Capital Markets	RW Baird
Jordan Sadler	Sumit Sharma	Frank Louthan	Jonathan Atkin	David Rodgers
(917) 368-2280	(212) 761-0078	(404) 442-5867	(415) 633-8589	(216) 737-7341

Austin Wurschmidt			Bora Lee	Richard Schiller
(917) 368-2311			(212) 618-7823	(312) 609-5485

Stifel	Sun Trust	UBS	Wells Fargo
Matthew Heinz	Greg Miller	John Hodulik	Jennifer Fritzsche
(443) 224-1382	(212) 303-4169	(212) 713-4226	(312) 920-3548

	Matthew Kahn	Lisa Friedman	Eric Luebchow
	(212) 319-2644	(212) 713-2589	(312) 630-2386

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2016

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series F Preferred Stock:	DLRPRF
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
High price (1)	$98.79	$113.21	$109.08	$89.34	$77.26
Low price (1)	$85.63	$91.27	$85.50	$69.89	$64.11
Closing price, end of quarter (1)	$98.26	$97.12	$108.99	$88.49	$75.62
Average daily trading volume (1)	1,468,081	1,821,628	2,005,969	1,499,369	1,164,119
Indicated dividend per common share (2)	$3.52	$3.52	$3.52	$3.52	$3.40
Closing annual dividend yield, end of quarter	3.6%	3.6%	3.2%	4.0%	4.5%
Shares and units outstanding, end of quarter (3)	161,494,781	161,447,802	149,396,223	149,394,198	149,217,573
Closing market value of shares and units outstanding (4)	$15,868,477	$15,679,811	$16,282,694	$13,219,892	$11,283,763

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of December 31, 2016, the total number of shares and units includes 159,019,118 shares of common stock, 1,141,814 common units held by third parties and 1,333,849 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 2,375,000 additional shares of common stock that may be issued upon full physical settlement of the May 2016 forward sales agreements.

(4)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of December 31, 2016	Fourth Quarter 2016

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	159,019,118	98.5%
Cambay Tele.com, LLC (3)	1,141,814	0.7%
Directors, Executive Officers and Others	1,333,849	0.8%
Total	161,494,781	100.0%

(1)
Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 159,019,118 general partnership common units, 1,141,814 common units held by third parties and 1,333,849 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 2,375,000 additional shares of common stock that may be issued upon full physical settlement of the May 2016 forward sales agreements.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 388,913 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2016

Shares and Units at End of Quarter	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Common shares outstanding	159,019,118	158,926,811	146,859,067	146,797,648	146,384,247
Common units outstanding	2,475,663	2,520,991	2,537,156	2,596,550	2,833,326
Total Shares and Partnership Units	161,494,781	161,447,802	149,396,223	149,394,198	149,217,573

Enterprise Value
Market value of common equity (1)	$15,868,477	$15,679,811	$16,282,694	$13,219,892	$11,283,833
Liquidation value of preferred equity	1,047,500	1,047,500	1,335,000	1,335,000	1,335,000
Total debt at balance sheet carrying value	5,838,607	6,024,987	6,135,406	6,156,729	5,934,241
Total Enterprise Value	$22,754,584	$22,752,298	$23,753,100	$20,711,621	$18,553,074
Total debt / total enterprise value	25.7%	26.5%	25.8%	29.7%	32.0%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$11,664,871	$11,617,684	$11,086,319	$11,208,920	$11,021,480
Total Assets	12,192,585	12,299,035	11,292,375	11,421,975	11,416,063
Total Liabilities	7,060,288	7,102,388	6,966,733	6,976,765	6,879,561

Selected Operating Data
Total operating revenues	$576,787	$546,293	$514,934	$504,199	$500,443
Total operating expenses (2)	425,665	430,543	402,636	386,083	398,258
Interest expense	56,226	63,084	59,909	57,261	61,717
Net income (loss)	96,140	222,435	50,944	62,333	(16,573)
Net income (loss) available to common stockholders	77,682	187,330	27,951	39,125	(40,039)

Financial Ratios
EBITDA (3)	$312,822	$432,285	$265,706	$268,475	$194,902
Adjusted EBITDA (4)	312,139	306,963	296,904	293,933	288,184
Net Debt to Adjusted EBITDA (5)	4.8x	5.1x	5.2x	5.3x	5.2x
GAAP interest expense	56,226	63,084	59,909	57,261	61,717
Fixed charges (6)	79,127	89,291	87,457	85,286	90,496
Interest coverage ratio (7)	5.1x	4.6x	4.7x	4.8x	4.7x
Fixed charge coverage ratio (8)	3.9x	3.4x	3.4x	3.4x	3.3x

Profitability Measures
Net income (loss) per common share - basic	$0.49	$1.27	$0.19	$0.27	($0.28)
Net income (loss) per common share - diluted	$0.49	$1.25	$0.19	$0.27	($0.28)
Funds from operations (FFO) / diluted share and unit (9)	$1.58	$1.31	$1.36	$1.39	$0.79
Core funds from operations (Core FFO) / diluted share and unit (9)	$1.43	$1.44	$1.42	$1.42	$1.38
Adjusted funds from operations (AFFO) / diluted share and unit (10)	$1.31	$1.36	$1.33	$1.28	$1.11
Dividends per share and common unit	$0.88	$0.88	$0.88	$0.88	$0.85
Diluted FFO payout ratio (9) (11)	55.8%	66.9%	64.7%	63.3%	107.8%
Diluted Core FFO payout ratio (9) (12)	61.5%	61.1%	62.0%	62.0%	61.6%
Diluted AFFO payout ratio (10) (13)	67.3%	64.6%	66.1%	68.8%	76.5%

Portfolio Statistics
Buildings (14)	207	204	199	199	198
Properties (14)	142	141	140	140	139
Cross-connects	70,000	69,000	62,145	61,478	60,551
Net rentable square feet, excluding development space (14)	22,785,034	22,614,180	23,131,694	22,840,703	22,894,255
Occupancy at end of quarter (15)	89.4%	89.9%	90.4%	90.9%	91.4%
Occupied square footage	20,365,385	20,319,073	20,919,133	20,766,756	20,915,293
Space under active development (16)	2,020,816	1,336,590	1,468,437	1,761,995	1,342,660
Space held for development (17)	991,649	1,011,382	1,172,087	1,174,143	1,347,741
Weighted average remaining lease term (years) (18)	5.1	5.3	5.4	5.6	5.8
Same-capital occupancy at end of quarter (15) (19)	92.0%	92.6%	93.0%	93.0%	93.1%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2016

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock, as applicable, upon certain change of control transactions. Also excludes 2,375,000 additional shares of common stock that may be issued upon full physical settlement of the May 2016 forward sales agreements.

(2)
All periods presented exclude change in fair value of contingent consideration and purchase accounting adjustments related to the acquisition of Telx Holdings, Inc. (the "Telx Acquisition") in order to provide a more comparable operating expense trend. For total operating expenses, see page 12.

(3)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense and depreciation and amortization. For a discussion of EBITDA, see page 47. For a reconciliation of net income available to common stockholders to EBITDA, see page 46.

(4)
Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) on real estate transactions, non-cash (gain) on lease termination, (gain) on settlement of pre-existing relationship with Telx, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, preferred stock dividends and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 47. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 46.

(5)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(7)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest and excluding bridge facility fees for the quarter ended December 31, 2015.

(8)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges excluding bridge facility fees for the quarter ended December 31, 2015.

(9)	For a definition and discussion of FFO and core FFO, see page 47. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(10)	For a definition and discussion of AFFO, see page 47. For a reconciliation of core FFO to AFFO, see page 14.

(11)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(12)	Diluted Core FFO payout ratio is dividends declared per common share and unit, divided by diluted core FFO per share and unit.

(13)	Diluted AFFO payout ratio is dividends declared per common share and unit, divided by diluted AFFO per share and unit.

(14)	Includes properties held as investments in unconsolidated joint ventures. Excludes properties held-for-sale.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 34).

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 38). Excludes properties held-for-sale.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Press Release	Fourth Quarter 2016

DIGITAL REALTY REPORTS FOURTH QUARTER AND FULL-YEAR 2016 RESULTS

San Francisco, CA -- February 16, 2017 -- Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the fourth quarter and full-year 2016. All per share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders per share of $0.49 in 4Q16, compared to net loss available to common stockholders per share of ($0.28) in 4Q15

◦	Reported net income available to common stockholders per share of $2.20 for the full year of 2016, compared to $1.56 in 2015

•	Reported FFO per share of $1.58 in 4Q16, compared to $0.79 in 4Q15

◦	Reported FFO per share of $5.67 for the full year of 2016, compared to $4.85 in 2015

•	Reported core FFO per share of $1.43 in 4Q16, compared to $1.38 in 4Q15

◦	Reported core FFO per share of $5.72 for the full year of 2016, compared to $5.26 in 2015

•
Signed total bookings during 4Q16 expected to generate $33 million of annualized GAAP rental revenue, including a $7 million contribution from interconnection, bringing the full-year 2016 total bookings to $157 million

•	Reiterated 2017 core FFO per share outlook of $5.90 - $6.10 and "constant-currency" core FFO per share outlook of $5.95 - $6.25

Financial Results
Revenues were $577 million for the fourth quarter of 2016, a 6% increase from the previous quarter and a 15% increase over the same quarter last year. For the full-year 2016, revenues were $2.1 billion, a 21% increase over the prior year.
Net income for the fourth quarter of 2016 was $96 million, and net income available to common stockholders was $78 million, or $0.49 per diluted share, compared to $1.25 per diluted share in the third quarter of 2016 and net loss available to common stockholders per diluted share of ($0.28) in the fourth quarter of 2015. For the full-year 2016, net income was $432 million and net income available to common shareholders was $332 million, or $2.20 per share, compared to $1.56 per share for 2015.
Adjusted EBITDA was $312 million for the fourth quarter of 2016, a 2% increase from the previous quarter and an 8% increase over the same quarter last year. Adjusted EBITDA was $1.2 billion for the full-year 2016, an 18% increase over 2015.
Funds from operations (“FFO”) on a fully diluted basis was $255 million in the fourth quarter of 2016, or $1.58 per share, compared to $1.31 per share in the third quarter of 2016 and $0.79 per share in the fourth quarter of 2015. FFO per share for the full-year 2016 was $5.67 compared to $4.85 in 2015, a 17% increase.
Excluding certain items that do not represent core expenses or revenue streams, fourth quarter of 2016 core FFO was $1.43 per share, a 1% decline from $1.44 per share in the third quarter of 2016, and a 4% increase from $1.38 per share in the fourth quarter of 2015. Core FFO per share for the full-year 2016 was $5.72 per share compared to $5.26 per share in 2015, a 9% increase.

Leasing Activity
“During the fourth quarter, we signed total bookings representing $33 million of annualized GAAP rental revenue, including a $7 million contribution from interconnection,” said Chief Executive Officer A. William Stein. “We capped off a very successful year in the fourth quarter of 2016. Data center demand remains robust, driven by a diverse set of customers across the digital economy.  We made substantial progress towards our strategic initiatives in 2016 and we look forward to building on this momentum in 2017, coming together as one team, oriented around our customers".
The weighted-average lag between leases signed during the fourth quarter of 2016 and the contractual commencement date was 3 months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $47 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2016 rolled up 3.5% on a cash basis and up 5.4% on a GAAP basis.

Digital Realty Trust
Press Release	Fourth Quarter 2016

New leases signed during the fourth quarter of 2016 by region and product type are summarized as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$13,770	88,148	$156	8	$144
Colocation	5,984	21,072	284	2	285
Non-Technical	90	2,745	33	—	—
Total	$19,844	111,965	$177	10	$170

Europe (1)
Turn-Key Flex	$1,337	7,919	$169	1	$175
Colocation	1,365	3,846	355	—	340
Non-Technical	249	5,752	43	—	—
Total	$2,951	17,517	$168	1	$232

Asia Pacific (1)
Turn-Key Flex	$2,431	10,934	$222	1	$170
Non-Technical	36	1,359	26	—	—
Total	$2,467	12,293	$201	1	$170

Interconnection	$7,467	N/A	N/A	N/A	N/A

Grand Total	$32,729	141,775	$178	12	$175
Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended December 31, 2016.

Investment Activity
Digital Realty did not close any acquisitions, dispositions or joint venture contributions during the fourth quarter of 2016.
Earlier in the year, Digital Realty closed the previously announced acquisition of a portfolio of eight high-quality, carrier-neutral data centers in Europe in a transaction valued at $874 million (based on the exchange rate at the date of announcement). In addition, Digital Realty also acquired four land parcels in Ashburn, VA, Franklin Park, IL and Garland, TX for a total purchase price of $48 million in 2016.
Separately, Digital Realty also completed the sale of six assets in various markets during 2016 for total net proceeds of $360 million.

Balance Sheet
Digital Realty had approximately $5.8 billion of total debt outstanding as of December 31, 2016, substantially all of which was unsecured. At the end of the fourth quarter of 2016, net debt-to-Adjusted EBITDA was 4.8x, debt-plus-preferred-to-total enterprise value was 30.3% and fixed charge coverage was 3.9x.
During the fourth quarter of 2016, Digital Realty pre-paid $108 million of secured debt. Subsequent to year-end, Digital Realty retired the $50 million Series E Prudential Unsecured Senior Notes at maturity in January 2017.
As of year-end, 2.375 million shares remained subject to the forward sales agreement originally entered into during the second quarter of 2016. The remainder of the forward sales agreement is expected to settle no later than May 19, 2017.

Digital Realty Trust
Press Release	Fourth Quarter 2016

2017 Outlook
Digital Realty reiterated its 2017 core FFO per share outlook of $5.90 - $6.10. The assumptions underlying this guidance are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	Jan. 3, 2017	Feb. 16, 2017
2017 total revenue	$2.2 - $2.3 billion	$2.2 - $2.3 billion
2017 net non-cash rent adjustments (1)	($5 - $10 million)	($5 - $10 million)
2017 Adjusted EBITDA margin	57.0% - 59.0%	57.0% - 59.0%
2017 G&A margin	6.0% - 7.0%	6.0% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly positive	Slightly positive
GAAP basis	Up high single-digits	Up high single-digits
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	2.0% - 3.0%	2.0% - 3.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.24	$1.20 - $1.24
U.S. Dollar / Euro	$1.00 - $1.05	$1.00 - $1.05

External Growth
Dispositions
Dollar volume	$0 - $200 million	$0 - $200 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx	$0.8 - $1.0 billion	$0.8 - $1.0 billion
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$20 - $25 million	$20 - $25 million
Recurring CapEx + capitalized leasing costs (4)	$125 - $135 million	$125 - $135 million

Balance Sheet
Long-term debt issuance
Dollar amount	$400 - $600 million	$400 - $600 million
Pricing	3.50% - 4.25%	3.50% - 4.25%
Timing	Mid-to-late 2017	Mid-to-late 2017

Net income per diluted share	$1.60 - $1.75	$1.60 - $1.75
Real estate depreciation and (gain)/loss on sale	$4.20 - $4.20	$4.20 - $4.20
Funds From Operations / share (NAREIT-Defined)	$5.80 - $5.95	$5.80 - $5.95
Non-core expense and revenue streams	$0.10 - $0.15	$0.10 - $0.15
Core Funds From Operations / share	$5.90 - $6.10	$5.90 - $6.10
Foreign currency translation adjustments	$0.05 - $0.15	$0.05 - $0.15
Constant-Currency Core FFO / share	$5.95 - $6.25	$5.95 - $6.25

(1)	Net non-cash rent adjustments represents the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2015 with less than 5% of the total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2016-2017, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Digital Realty Trust
Press Release	Fourth Quarter 2016

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, constant-currency core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO and constant-currency core FFO, and definitions of FFO, core FFO and constant-currency core FFO are included as an attachment to this press release. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this press release.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EST / 2:30 p.m. PST on February 16, 2017, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's fourth quarter 2016 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 4875948 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available one hour after the call until March 16, 2017. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 10097947. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,200 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may contain material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty Trust, Inc.
+1 (415) 738-6500

John J. Stewart / Maria S. Lukens
Investor Relations
Digital Realty Trust, Inc.
+1 (415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited & in Thousands, Except Share and Per Share Data	Fourth Quarter 2016

	Three Months Ended					Twelve Months Ended
	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	31-Dec-16	31-Dec-15
Rental revenues	$399,062	$395,212	$377,109	$371,128	$365,827	$1,542,511	$1,354,986
Tenant reimbursements - Utilities	63,956	68,168	62,363	58,955	60,800	253,442	253,017
Tenant reimbursements - Other	23,853	27,497	25,848	25,263	30,190	102,461	106,858
Interconnection & other	55,094	53,897	48,363	46,963	41,746	204,317	40,759
Fee income	1,718	1,517	1,251	1,799	1,880	6,285	6,638
Other	33,104	2	—	91	—	33,197	1,078
Total Operating Revenues	$576,787	$546,293	$514,934	$504,199	$500,443	$2,142,213	$1,763,336

Utilities	$76,896	$85,052	$74,396	$69,917	$70,758	$306,261	$272,284
Rental property operating	57,269	58,685	54,731	54,109	52,563	224,794	160,511
Repairs & maintenance	35,103	33,455	30,421	30,143	32,063	129,122	117,090
Property taxes	27,097	20,620	27,449	27,331	28,472	102,497	92,588
Insurance	2,369	2,470	2,241	2,412	2,360	9,492	8,809
Change in fair value of contingent consideration	—	—	—	—	—	—	(44,276)
Depreciation & amortization	176,581	178,133	175,594	169,016	172,956	699,324	570,527
General & administrative	40,481	43,555	32,681	29,808	29,862	146,525	100,403
Severance, equity acceleration, and legal expenses	672	2,580	1,508	1,448	6,125	6,208	5,146
Transaction and integration expenses	8,961	6,015	3,615	1,900	3,099	20,491	17,400
Other expenses	236	(22)	—	(1)	60,914	213	60,943
Total Operating Expenses	$425,665	$430,543	$402,636	$386,083	$459,172	$1,644,927	$1,361,425

Operating Income	$151,122	$115,750	$112,298	$118,116	$41,271	$497,286	$401,911

Equity in earnings of unconsolidated joint ventures	$4,742	$4,152	$4,132	$4,078	$3,321	$17,104	$15,491
Gain (loss) on real estate transactions	(195)	169,000	—	1,097	322	169,902	94,604
Interest and other income	(970)	355	(3,325)	(624)	498	(4,564)	(2,381)
Interest (expense)	(56,226)	(63,084)	(59,909)	(57,261)	(61,717)	(236,480)	(201,435)
Tax (expense)	(2,304)	(3,720)	(2,252)	(2,109)	(268)	(10,385)	(6,451)
Loss from early extinguishment of debt	(29)	(18)	—	(964)	—	(1,011)	(148)
Net Income (Loss)	$96,140	$222,435	$50,944	$62,333	($16,573)	$431,852	$301,591

Net (income) loss attributable to non-controlling interests	(1,065)	(3,247)	(569)	(784)	590	(5,665)	(4,902)
Net Income (Loss) Attributable to Digital Realty Trust, Inc.	$95,075	$219,188	$50,375	$61,549	($15,983)	$426,187	$296,689

Preferred stock dividends	(17,393)	(21,530)	(22,424)	(22,424)	(24,056)	(83,771)	(79,423)
Issuance costs associated with redeemed preferred stock	—	(10,328)	—	—	—	(10,328)	—

Net Income (Loss) Available to Common Stockholders	$77,682	$187,330	$27,951	$39,125	($40,039)	$332,088	$217,266

Weighted-average shares outstanding - basic	158,956,606	147,397,853	146,824,268	146,565,564	145,561,559	149,953,662	138,247,606
Weighted-average shares outstanding - diluted	159,699,411	149,384,871	147,808,268	147,433,194	145,561,559	150,679,688	138,865,421
Weighted-average fully diluted shares and units	162,059,914	151,764,542	150,210,714	149,915,428	149,100,083	153,085,706	141,726,268

Net income (loss) per share - basic	$0.49	$1.27	$0.19	$0.27	($0.28)	$2.21	$1.57
Net income (loss) per share - diluted	$0.49	$1.25	$0.19	$0.27	($0.28)	$2.20	$1.56

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2016

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Twelve Months Ended
	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	31-Dec-16	31-Dec-15

Net Income (Loss) Available to Common Stockholders	$77,682	$187,330	$27,951	$39,125	($40,039)	$332,088	$217,266
Adjustments:
Non-controlling interests in operating partnership	1,154	3,024	457	663	(708)	5,298	4,442
Real estate related depreciation & amortization (1)	173,523	175,332	167,043	166,912	170,095	682,810	563,729
Impairment charge related to Telx trade name	—	—	6,122	—	—	6,122	—
Unconsolidated JV real estate related depreciation & amortization	2,823	2,810	2,810	2,803	2,867	11,246	11,418
(Gain) loss on real estate transactions	195	(169,000)	—	(1,097)	(322)	(169,902)	(94,604)
(Gain) on settlement of pre-existing relationship with Telx (2)	—	—	—	—	(14,355)	—	(14,355)
Funds From Operations	$255,377	$199,496	$204,383	$208,406	$117,538	$867,662	$687,896

Funds From Operations - diluted	$255,377	$199,496	$204,383	$208,406	$117,538	$867,662	$687,896

Weighted-average shares and units outstanding - basic	161,317	149,778	149,227	149,048	148,388	152,360	141,108
Weighted-average shares and units outstanding - diluted (3)	162,060	151,765	150,211	149,915	149,100	153,086	141,726

Funds From Operations per share - basic	$1.58	$1.33	$1.37	$1.40	$0.79	$5.69	$4.88

Funds From Operations per share - diluted (3)	$1.58	$1.31	$1.36	$1.39	$0.79	$5.67	$4.85

	Three Months Ended					Twelve Months Ended
Reconciliation of FFO to Core FFO	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	31-Dec-16	31-Dec-15

Funds From Operations - diluted	$255,377	$199,496	$204,383	$208,406	$117,538	$867,662	$687,896
Adjustments:
Termination fees and other non-core revenues (4)	(33,104)	(2)	—	(91)	—	(33,197)	680
Transaction and integration expenses	8,961	6,015	3,615	1,900	3,099	20,491	17,400
Loss from early extinguishment of debt	29	18	—	964	—	1,011	148
Issuance costs associated with redeemed preferred stock	—	10,328	—	—	—	10,328	—
Change in fair value of contingent consideration (5)	—	—	—	—	—	—	(44,276)
Severance, equity acceleration, and legal expenses (6)	672	2,580	1,508	1,448	6,125	6,208	5,146
Bridge facility fees (7)	—	—	—	—	3,903	—	3,903
Loss on currency forwards	—	—	3,082	—	—	3,082	—
Other non-core expense adjustments (8)	236	(22)	—	(1)	75,269	213	75,261
Core Funds From Operations - diluted	$232,171	$218,413	$212,588	$212,626	$205,934	$875,798	$746,158

Weighted-average shares and units outstanding - diluted (3)	162,060	151,765	150,211	149,915	149,100	153,086	141,726

Core Funds From Operations per share - diluted (3)	$1.43	$1.44	$1.42	$1.42	$1.38	$5.72	$5.26

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Twelve Months Ended
	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	31-Dec-16	31-Dec-15

Depreciation & amortization per income statement	$176,581	$178,133	$175,594	$169,016	$172,956	$699,324	$570,527
Non-real estate depreciation	(3,058)	(2,801)	(2,429)	(2,104)	(2,861)	(10,392)	(6,798)
Impairment charge related to Telx trade name	—	—	(6,122)	—	—	(6,122)	—

Real Estate Related Depreciation & Amortization	$173,523	$175,332	$167,043	$166,912	$170,095	$682,810	$563,729

(2)	Included in Other expenses on the Income Statement, offset by the write off of straight-line rent receivables related to the Telx Acquisition of $75.3 million.

(3)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and page 14 for calculations of weighted average common stock and units outstanding.

(4)	Includes lease termination fees and certain other adjustments that are not core to our business.

(5)
Relates to earn-out contingencies in connection with the Sentrum and Singapore (29A International Business Park) acquisitions. The Sentrum earn-out contingency expired in July 2015 and the Singapore earn-out contingency will expire in November 2020 and will be reassessed on a quarterly basis. During 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.3 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(6)	Relates to severance and other charges related to the departure of company executives and integration related severance.

(7)	Bridge facility fees included in interest expense.

(8)
For the quarter ended December 31, 2015, includes write off of straight-line rent receivables related to the Telx Acquisition of $75.3 million. Includes reversal of accruals and certain other adjustments that are not core to our business. Construction management expenses are included in Other expenses on the income statement but are not added back to core FFO.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2016

	Three Months Ended					Twelve Months Ended
Reconciliation of Core FFO to AFFO	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	31-Dec-16	31-Dec-15

Core FFO available to common stockholders and unitholders	$232,171	$218,413	$212,588	$212,626	$205,934	$875,798	$746,158
Adjustments:
Non-real estate depreciation	3,058	2,801	2,429	2,104	2,861	10,392	6,798
Amortization of deferred financing costs	2,455	2,550	2,643	2,260	2,121	9,909	8,481
Amortization of debt discount/premium	693	693	689	647	611	2,722	2,296
Non-cash stock-based compensation expense	3,774	4,041	4,630	3,420	604	15,865	11,748
Straight-line rental revenue	(5,210)	(6,032)	(5,554)	(7,456)	(9,530)	(24,253)	(50,977)
Straight-line rental expense	5,096	6,402	5,933	5,655	5,698	23,086	5,944
Above- and below-market rent amortization	(2,048)	(2,002)	(1,997)	(2,266)	(2,479)	(8,313)	(9,336)
Deferred non-cash tax expense	(1,279)	(189)	669	637	(757)	(162)	1,546
Capitalized leasing compensation (1)	(3,644)	(2,795)	(2,455)	(2,695)	(2,563)	(11,589)	(10,216)
Recurring capital expenditures (2)	(21,246)	(15,252)	(17,914)	(21,064)	(35,386)	(75,476)	(91,876)
Capitalized internal leasing commissions	(1,835)	(1,786)	(1,677)	(2,024)	(1,460)	(7,322)	(4,081)

AFFO available to common stockholders and unitholders (3)	$211,984	$206,843	$199,985	$191,844	$165,654	$810,656	$616,485

Weighted-average shares and units outstanding - basic	161,317	149,778	149,227	149,048	148,388	152,360	141,108
Weighted-average shares and units outstanding - diluted (4)	162,060	151,765	150,211	149,915	149,100	153,086	141,726

AFFO per share - diluted (4)	$1.31	$1.36	$1.33	$1.28	$1.11	$5.30	$4.35

Dividends per share and common unit	$0.88	$0.88	$0.88	$0.88	$0.85	$3.52	$3.40

Diluted AFFO Payout Ratio	67.3%	64.6%	66.1%	68.8%	76.5%	66.5%	78.2%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	31-Dec-16	31-Dec-15

Weighted Average Common Stock and Units Outstanding	161,317	149,778	149,227	149,048	148,388	152,360	141,108
Add: Effect of dilutive securities	743	1,987	984	867	712	726	618

Weighted Avg. Common Stock and Units Outstanding - diluted	162,060	151,765	150,211	149,915	149,100	153,086	141,726

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring capital expenditures (categorized as Enhancements and Other Non-Recurring capital expenditures in 2014).  First-generation leasing costs are now classified as Development capital expenditures (categorized as recurring capital expenditures in 2014). Capitalized leasing compensation for 2015 and 2016 includes only second generation leasing costs.

(2)	For a definition of recurring capital expenditures, see page 37.

(3)	For a definition and discussion of AFFO, see page 47. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(4)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and above for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2016

	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Assets
Investments in real estate:
Real estate	$10,630,514	$10,607,440	$10,223,946	$10,226,549	$10,066,936
Construction in progress	732,430	681,189	594,986	720,363	664,992
Land held for future development	195,525	223,236	161,714	156,000	183,445
Investments in Real Estate	$11,558,469	$11,511,865	$10,980,646	$11,102,912	$10,915,373
Accumulated depreciation & amortization	(2,668,509)	(2,565,368)	(2,441,150)	(2,380,400)	(2,251,268)
Net Investments in Properties	$8,889,960	$8,946,497	$8,539,496	$8,722,512	$8,664,105
Investment in unconsolidated joint ventures	106,402	105,819	105,673	106,008	106,107
Net Investments in Real Estate	$8,996,362	$9,052,316	$8,645,169	$8,828,520	$8,770,212

Cash and cash equivalents	$10,528	$36,445	$33,241	$31,134	$57,053
Accounts and other receivables (1)	203,938	208,097	165,867	180,456	177,398
Deferred rent	412,269	412,977	408,193	412,579	403,327
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	1,522,378	1,526,563	1,331,275	1,368,340	1,391,659
Acquired above-market leases, net	22,181	24,554	26,785	30,107	32,698
Goodwill	752,970	780,099	330,664	330,664	330,664
Restricted cash	11,508	11,685	18,297	19,599	18,009
Assets associated with real estate held for sale	56,097	55,915	222,304	145,087	180,139
Other assets	204,354	190,384	110,580	75,489	54,904

Total Assets	$12,192,585	$12,299,036	$11,292,375	$11,421,975	$11,416,063

Liabilities and Equity
Global unsecured revolving credit facility	$199,209	$153,189	$88,535	$677,868	$960,271
Unsecured term loan	1,482,361	1,521,613	1,545,590	1,566,185	923,267
Unsecured senior notes, net of discount	4,153,797	4,238,435	4,252,570	3,662,753	3,712,569
Mortgage loans, net of premiums	3,240	111,750	248,711	249,923	302,930
Accounts payable and other accrued liabilities	824,878	823,906	598,610	570,653	608,343
Accrued dividends and distributions	144,194	—	—	—	126,925
Acquired below-market leases	81,899	86,888	90,823	96,475	101,114
Security deposits and prepaid rent	168,111	163,787	128,802	147,934	138,347
Liabilities associated with assets held for sale	2,599	2,820	13,092	4,974	5,795
Total Liabilities	$7,060,288	$7,102,388	$6,966,733	$6,976,765	$6,879,561

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	—	—	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	$176,191	$176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,014	242,014
Common Stock: $0.01 par value per share, 215,000,000 shares authorized (7)	1,582	1,581	1,460	1,459	1,456
Additional paid-in capital	5,764,497	5,759,338	4,669,149	4,659,484	4,655,220
Dividends in excess of earnings	(1,547,420)	(1,483,223)	(1,541,265)	(1,440,028)	(1,350,089)
Accumulated other comprehensive (loss) income, net	(135,608)	(131,936)	(129,657)	(104,252)	(96,590)
Total Stockholders' Equity	$5,096,012	$5,158,721	$4,289,820	$4,406,798	$4,500,132

Non-controlling Interests
Non-controlling interest in operating partnership	$29,687	$31,088	$29,095	$31,648	$29,612
Non-controlling interest in consolidated joint ventures	6,598	6,839	6,727	6,764	6,758

Total Non-controlling Interests	$36,285	$37,927	$35,822	$38,412	$36,370

Total Equity	$5,132,297	$5,196,648	$4,325,642	$4,445,210	$4,536,502

Total Liabilities and Equity	$12,192,585	$12,299,036	$11,292,375	$11,421,975	$11,416,063

(1)	Net of allowance for doubtful accounts of $7,446 and $5,844 as of December 31, 2016 and December 31, 2015, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $0 and $287,500 liquidation preference, respectively ($25.00 per share), 0 and 11,500,000 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively.

(7)	Common Stock: 159,019,118 and 146,384,247 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2016

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$302,321
Turn-Key Flex® (4)	642,715
Powered Base Building® (4)	187,218
Colo & Non-tech (4)	99,639
Internet Gateway Leaseholds (4)	131,899
Total Cash NOI, Annualized	$1,363,792
less: Partners' share of consolidated JVs	(526)
Dispositions & expirations	(11,533)
4Q16 carry-over & remaining FY17 backlog cash NOI (stabilized) (5)	57,429
Total Consolidated Cash NOI, Annualized	$1,409,162

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$23,944
Powered Base Building®	9,204
Total Unconsolidated Cash NOI, Annualized	$33,148

Other Income
Development and Management Fees (net), Annualized	$6,872

Other Assets
Pre-stabilized inventory, at cost (7)	$202,435
Land held for development	195,525
Development CIP (8)	732,430
less: Investment associated with FY17 Backlog NOI	(172,227)
Cash and cash equivalents	10,528
Restricted cash	11,508
Accounts and other receivables, net	203,938
Other assets	204,354
less: Partners' share of consolidated JV assets	(98)
Total Other Assets	$1,388,393

Liabilities
Global unsecured revolving credit facility	$210,077
Unsecured term loan	1,488,498
Unsecured senior notes	4,194,820
Mortgage loans, excluding premiums	2,916
Accounts payable and other accrued liabilities (9)	824,878
Accrued dividends and distributions	144,194
Security deposits and prepaid rents	168,111
Liabilities associated with assets held for sale	2,599
Backlog NOI cost to complete (10)	140,143
Preferred stock, at liquidation value	1,047,500
Digital Realty's share of unconsolidated JV debt	135,946
Total Liabilities	$8,359,682

Diluted Shares and Units Outstanding	162,238

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture properties.

(2)	For a definition and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 48.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 4Q16 Cash NOI of $1,363.8 million. NOI is allocated based on management’s best estimate derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY17. Includes Digital Realty's share of signed leases at unconsolidated joint venture properties.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture of operating income to cash NOI, see page 40.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture properties.

(8)	See page 36 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $153.8 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2016

	As of December 31, 2016
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	January 15, 2021	$210,077
Deferred financing costs, net		(10,868)
Total Global Unsecured Revolving Credit Facility		$199,209	3%	1.385%

Unsecured Term Loan
Hedged variable rate portion of five-year term loan	January 15, 2021	$824,181		1.705%	1.993%
Unhedged variable rate portion of five-year term loan	January 15, 2021	364,317		2.163%
Hedged variable rate portion of seven-year term loan	January 15, 2023	300,000		2.254%	2.985%
Deferred financing costs, net		(6,137)
Total Unsecured Term Loan		$1,482,361	25%	1.928%	2.235%

Prudential Unsecured Senior Notes
Series E (2)	January 20, 2017	$50,000		5.730%
Total Prudential Unsecured Senior Notes		$50,000	1%	5.730%

Senior Notes
5.875% notes due 2020	February 1, 2020	$500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
4.750% notes due 2023	October 13, 2023	370,200		4.750%
2.625% notes due 2024	April 15, 2024	631,020		2.625%
4.250% notes due 2025	January 17, 2025	493,600		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
Unamortized discounts		(15,649)
Deferred financing costs, net		(25,374)
Total Senior Notes		$4,103,797	70%	4.210%

Total Unsecured Senior Notes		$4,153,797	70%	4.228%

Mortgage Loans
731 East Trade Street	July 1, 2020	$2,916		8.220%
Unamortized net premiums		334
Deferred financing costs, net		(10)
Total Mortgage Loans		$3,240	—	8.220%

Total Indebtedness		$5,838,607	100%	3.548%	3.626%

Debt Summary
Total unhedged variable rate debt		$574,394	10%
Total fixed rate / hedged variable rate debt		5,321,917	90%
Total Consolidated Debt		$5,896,311	100%	3.548%	3.626% (3)

Global Unsecured Revolving Credit Facility Detail as of December 31, 2016
	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facility	$1,997,679	$1,767,576	$210,077

(1)	Maturity date assumes that all extensions will be exercised.

(2)	This note was paid in full in January 2017.

(3)	Debt instruments shown at coupon rates.

(4)	Net of letters of credit issued of $20.0 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2016

	As of December 31, 2016
	Interest Rate	2017	2018	2019	2020	2021	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	—	$210,077	—	$210,077
Total Global Unsecured Revolving Credit Facility	1.385%	—	—	—	—	$210,077	—	$210,077

Unsecured Term Loan
Hedged variable rate portion of 5 year term loan	1.993% (2)	—	—	—	—	$824,181	—	$824,181
Unhedged variable rate portion of 5 year term loan	2.163%	—	—	—	—	364,317	—	364,317
Hedged variable rate portion of 7 year term loan	2.985% (2)	—	—	—	—	—	$300,000	300,000
Total Unsecured Term Loan	2.235% (2)	—	—	—	—	$1,188,498	$300,000	$1,488,498

Prudential Unsecured Senior Notes
Series E (3)	5.730%	$50,000	—	—	—	—	—	$50,000
Total Prudential Unsecured Senior Notes	5.730%	$50,000	—	—	—	—	—	$50,000

Senior Notes
5.875% notes due 2020	5.875%	—	—	—	$500,000	—	—	$500,000
3.400% notes due 2020	3.400%	—	—	—	500,000	—	—	500,000
5.250% notes due 2021	5.250%	—	—	—	—	$400,000	—	400,000
3.950% notes due 2022	3.950%	—	—	—	—	—	$500,000	500,000
3.625% notes due 2022	3.625%	—	—	—	—	—	300,000	300,000
4.750% notes due 2023	4.750%	—	—	—	—	—	370,200	370,200
2.625% notes due 2024	2.625%	—	—	—	—	—	631,020	631,020
4.250% notes due 2025	4.250%	—	—	—	—	—	493,600	493,600
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
Total Senior Notes	4.210%	—	—	—	$1,000,000	$400,000	$2,744,820	$4,144,820

Mortgage Loans
731 East Trade Street	8.220%	$546	$593	$644	$1,133	—	—	2,916
Total Mortgage Loans	8.220%	$546	$593	$644	$1,133	—	—	$2,916

Total unhedged variable rate debt		—	—	—	—	$574,394	—	$574,394
Total fixed rate / hedged variable rate debt		$50,546	$593	$644	$1,001,133	1,224,181	3,044,820	5,321,917

Total Debt	3.626%	$50,546	$593	$644	$1,001,133	$1,798,575	$3,044,820	$5,896,311

Weighted Average Interest Rate		5.757%	8.220%	8.220%	4.642%	2.681%	3.812%	3.626%

Summary

Weighted Average Term to Initial Maturity								5.4 Years

Weighted Average Maturity (assuming exercise of extension options)								5.4 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

(3)	This note was paid in full in January 2017.
Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2016

	As of December 31, 2016
	5.875% Notes due 2020 5.250% Notes due 2021		3.400% Notes due 2020 3.950% Notes due 2022 3.625% Notes due 2022 4.750% Notes due 2023 2.625% Notes due 2024 4.250% Notes due 2025 4.750% Notes due 2025	Global Unsecured Revolving Credit Facility
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	41%	38%	Less than 60% (3)	34%
Secured debt / total assets (4)	Less than 40%	—	—	Less than 40%	1%
Total unencumbered assets / unsecured debt	Greater than 150%	226%	244%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.8x	4.8x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	4.2x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	36%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.9x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.250% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated June 23, 2015, which governs the 3.950% Notes due 2022; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023; the Indenture dated April 15, 2016, which governs the 2.625% Notes due 2024; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; the Indenture dated October 1, 2015, which governs the 3.400% Notes due 2020 and 4.750% Notes due 2025; and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. Under the 5.875% Notes due 2020 and 5.250% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.400% Notes due 2020, 3.950% Notes due 2022, 3.625% Notes due 2022, 4.750% Notes due 2023, 2.625% Notes due 2024, 4.250% Notes due 2025, and 4.750% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.250%. Under the Global Unsecured Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 7.75% for Technology Assets other than Leased Assets and 10.00% for Leased Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2016

Stabilized ("Same-Capital") Portfolio (1)

Note: In an effort to make 2016 and 2015 same-capital results comparable, Net Operating Income (NOI) results for the three and twelve months ended December 31, 2016 are shown prior to Telx-related eliminations that were completed in arriving at our consolidated financial results.  In addition, because Telx was not owned for the first nine months of 2015, Telx's contribution to DLR’s consolidated NOI for the three and twelve months ended December 31, 2016 and three months ended September 30, 2016 are excluded from the analysis.

	Three Months Ended					Twelve Months Ended
	31-Dec-16	31-Dec-15	% Change	30-Sep-16	% Change	31-Dec-16	31-Dec-15	% Change
Rental revenues	$203,456	$206,239	(1.3%)	$203,155	0.1%	$819,848	$820,862	(0.1%)
Tenant reimbursements - Utilities	34,106	34,650	(1.6%)	40,590	(16.0%)	142,905	146,760	(2.6%)
Tenant reimbursements - Other	16,448	20,346	(19.2%)	18,743	(12.2%)	70,212	67,319	4.3%
Interconnection & other	1,863	1,515	23.0%	1,661	12.2%	6,509	5,257	23.8%
Total Revenue	$255,873	$262,750	(2.6%)	$264,149	(3.1%)	$1,039,474	$1,040,198	(0.1%)

Utilities	$35,535	$35,974	(1.2%)	$42,578	(16.5%)	$148,614	$153,221	(3.0%)
Rental property operating	20,356	20,688	(1.6%)	19,833	2.6%	80,034	83,006	(3.6%)
Repairs & maintenance	17,701	17,706	—	16,854	5.0%	66,206	68,489	(3.3%)
Property taxes	15,203	16,549	(8.1%)	15,175	0.2%	61,876	54,930	12.6%
Insurance	1,641	1,673	(1.9%)	1,672	(1.9%)	6,603	6,699	(1.4%)
Total Expenses	$90,436	$92,590	(2.3%)	$96,112	(5.9%)	$363,333	$366,345	(0.8%)

Net Operating Income (2)	$165,437	$170,160	(2.8%)	$168,037	(1.5%)	$676,141	$673,853	0.3%

Less:
Stabilized straight-line rent	($78)	$4,023	(101.9%)	$1,719	(104.5%)	$6,085	$18,224	(66.6%)
Above and below market rent	2,191	2,789	(21.4%)	2,223	(1.4%)	9,122	11,862	(23.1%)
Cash Net Operating Income (3)	$163,324	$163,348	—	$164,095	(0.5%)	$660,934	$643,767	2.7%

Stabilized Portfolio occupancy at period end (4)	92.0%	93.1%	(1.1%)	92.6%	(0.6%)	92.0%	93.1%	(1.1%)

(1)
Represents properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 48.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 48.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Unconsolidated joint ventures, assets held for sale, and properties sold are excluded from stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended December 31, 2016	Fourth Quarter 2016

	Turn-Key Flex® (8)(9)		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	4Q16	LTM	4Q16	LTM	4Q16	LTM	4Q16	LTM	4Q16	LTM

Number of leases (3)	28	120	—	2	152	610	8	33	188	765
Rentable Square Feet Leased (4)	107,001	546,807	—	10,350	24,918	99,318	9,856	110,735	141,775	767,210
Initial stabilized cash rent per square foot	$156	$168	—	$36	$297	$278	$40	$21	$173	$160
GAAP base rent per square foot (5)	$164	$175	—	$45	$295	$277	$38	$23	$178	$164
Leasing cost per square foot	$33	$29	—	$20	$31	$31	$3	$21	$31	$28
Weighted Average Lease Term (years)	5.6	5.8	—	$15	2.3	2.2	4.0	8.2	4.9	5.8

Net Effective Leasing Economics (6)
Base rent	$165	$179	—	$45	$297	$279	$41	$23	$180	$168
Rental concessions	$2	$4	—	—	$2	$2	$3	$1	$2	$3
Estimated operating expense	$29	$31	—	—	$126	$105	$21	$11	$45	$37
Net Rent	$135	$144	—	$45	$169	$173	$17	$12	$133	$127

Tenant improvements	$3	$2	—	—	—	—	—	$1	$2	$1
Leasing commissions	$3	$4	—	$1	$19	$20	—	$1	$5	$5
Net Effective Rent	$130	$139	—	$44	$150	$152	$17	$10	$125	$120

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q16	LTM	4Q16	LTM	4Q16	LTM	4Q16	LTM	4Q16	LTM
Number of leases (3)	29	108	1	9	333	1,181	3	29	366	1,327
Rentable square feet renewed (4)	119,316	552,024	103,235	319,758	86,466	320,846	16,141	222,939	325,158	1,415,567
Expiring cash rent per square foot	$147	$154	$10	$25	$314	$296	$43	$22	$142	$136
Renewed cash rent per square foot	$150	$153	$12	$26	$321	$308	$65	$28	$147	$140
Cash Rental Rate Change	2.3%	(0.2%)	18.0%	3.8%	2.5%	4.0%	50.6%	23.5%	3.5%	2.6%

Expiring GAAP base rent per square foot (5)	$134	$140	$10	$23	$313	$296	$41	$22	$138	$130
Renewed GAAP base rent per square foot (5)	$144	$154	$12	$28	$322	$308	$56	$26	$145	$140
GAAP Base Rental Rate Change	8.0%	10.2%	19.9%	22.9%	2.7%	4.1%	35.5%	18.9%	5.4%	7.8%

Leasing cost per square foot	$2	$5	$6	$6	$0	$0	$0	$1	$3	$3
Weighted Average Lease Term (years)	6.5	4.2	5.0	6.6	1.4	1.3	6.4	2.9	4.7	3.9

Retention Ratio (7)	83.4%	78.2%	63.4%	66.6%	87.4%	81.9%	57.1%	78.3%	75.1%	76.0%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

(8)	Last-twelve-month Turn-Key Flex activity includes $7 million of power expansions not associated with any additional rentable square footage.

(9)	Last-twelve-month Turn-Key Flex activity includes one transaction representing incremental revenue only with no additional footprint or kW.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended December 31, 2016	Fourth Quarter 2016

	Turn-Key Flex® (7)		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	4Q16	LTM	4Q16	LTM	4Q16	LTM	4Q16	LTM	4Q16	LTM

Number of leases (3)	26	114	—	3	134	582	7	32	167	731
Rentable Square Feet Leased (4)	158,089	584,759	—	10,350	19,721	108,315	8,408	75,625	186,218	779,050
Initial stabilized cash rent per square foot	$200	$177	—	$72	$310	$246	$44	$23	$205	$170
GAAP base rent per square foot (5)	$173	$179	—	$60	$305	$246	$41	$24	$181	$171
Leasing cost per square foot	$19	$38	—	$43	$46	$32	$1	$22	$21	$36
Weighted Average Lease Term (years)	5.0	6.9	—	15.7	2.4	2.2	4.7	6.4	4.0	5.2

Net Effective Leasing Economics (6)
Base rent	$183	$183	—	$61	$310	$248	$45	$25	$190	$175
Rental concessions	$9	$4	—	$1	$5	$2	$3	$1	$9	$4
Estimated operating expense	$29	$27	—	—	$121	$102	$14	$7	$38	$35
Net Rent	$145	$151	—	$60	$184	$144	$28	$17	$144	$136

Tenant improvements	$1	$2	—	—	—	—	—	$2	$1	$2
Leasing commissions	$3	$4	—	$3	$24	$19	—	$1	$5	$6
Net Effective Rent	$140	$145	—	$58	$161	$125	$28	$14	$137	$129

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q16	LTM	4Q16	LTM	4Q16	LTM	4Q16	LTM	4Q16	LTM
Number of leases (3)	25	104	2	10	332	1,175	4	29	363	1,318
Rentable square feet renewed (4)	101,402	531,069	146,290	362,813	82,872	320,013	13,294	218,740	343,858	1,432,635
Expiring cash rent per square foot	$144	$152	$25	$30	$307	$295	$32	$22	$129	$133
Renewed cash rent per square foot	$147	$151	$28	$31	$315	$306	$58	$27	$133	$136
Cash Rental Rate Change	2.1%	(0.3%)	8.2%	4.0%	2.5%	4.0%	80.1%	24.8%	3.6%	2.7%

Expiring GAAP base rent per square foot (5)	$133	$138	$25	$27	$307	$294	$32	$21	$125	$127
Renewed GAAP base rent per square foot (5)	$137	$152	$28	$33	$314	$306	$49	$25	$130	$137
GAAP Base Rental Rate Change	3.2%	10.1%	10.2%	18.5%	2.5%	4.1%	51.8%	19.6%	3.9%	7.7%

Leasing cost per square foot	$3	$5	$5	$6	$0	$0	$0	$1	$3	$3
Weighted Average Lease Term (years)	3.8	3.6	4.4	6.2	1.4	1.3	4.6	2.8	3.5	3.6

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Last-twelve-month Turn-Key Flex activity includes $1 million of power expansions not associated with any additional rentable square footage.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2016

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,393,002	11.3%
Month to Month (3)	213,770	1.0%	$37,143	2.4%	$174	$174	$37,162
2017	1,435,899	6.8%	204,868	13.1%	143	143	205,551
2018	2,042,504	9.6%	215,595	13.8%	106	108	219,876
2019	2,533,730	11.9%	250,480	16.0%	99	104	264,260
2020	2,095,115	9.9%	187,063	12.0%	89	95	198,860
2021	2,224,555	10.5%	159,037	10.2%	71	80	178,096
2022	1,800,975	8.5%	109,411	7.0%	61	68	123,298
2023	967,803	4.6%	77,366	4.9%	80	92	89,128
2024	1,149,822	5.4%	80,300	5.1%	70	76	87,915
2025	1,141,997	5.4%	75,150	4.8%	66	81	91,952
2026	643,903	3.0%	47,342	3.0%	74	91	58,823
Thereafter	2,592,278	12.2%	120,891	7.7%	47	64	165,250

Total / Wtd. Avg.	21,235,352	100.0%	$1,564,647	100.0%	$83	$91	$1,720,172

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,393,002	11.3%	—	—
2,500 or less	1,460,868	6.9%	$289,335	18.5%
2,501 - 10,000	2,235,164	10.5%	270,721	17.3%
10,001 - 20,000	3,890,723	18.3%	451,664	28.9%
20,001 - 40,000	2,941,713	13.9%	250,683	16.0%
40,001 - 100,000	4,038,115	19.0%	182,943	11.7%
Greater than 100,000	4,275,767	20.1%	119,301	7.6%

Total / Wtd. Avg.	21,235,352	100.0%	$1,564,647	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2016, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2016

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	627,273	—	—	—	—	—
Month to Month (3)	34,857	$4,408	0.3%	$126	$127	$4,427
2017	467,221	73,347	4.7%	157	157	73,519
2018	792,474	112,160	7.2%	142	145	115,216
2019	973,031	163,038	10.4%	168	179	174,635
2020	1,043,920	146,171	9.3%	140	149	155,518
2021	761,180	116,661	7.5%	153	173	131,484
2022	507,548	74,796	4.8%	147	166	84,092
2023	482,406	66,884	4.3%	139	160	77,238
2024	331,698	49,303	3.2%	149	156	51,836
2025	412,810	47,306	3.0%	115	142	58,808
2026	175,971	26,691	1.7%	152	194	34,073
Thereafter	550,586	57,981	3.6%	105	142	78,087

Total / Wtd. Avg.	7,160,974	$938,747	60.0%	$144	$159	$1,038,933

Powered Base Building®
Available	469,628	—	—	—	—	—
Month to Month (3)	59,962	$2,739	0.2%	$46	$46	$2,739
2017	447,853	5,525	0.4%	12	13	6,033
2018	723,196	26,079	1.7%	36	37	26,625
2019	1,058,298	41,644	2.7%	39	41	43,553
2020	655,982	21,855	1.4%	33	36	23,687
2021	916,545	23,003	1.5%	25	28	25,229
2022	1,046,941	29,602	1.9%	28	32	33,738
2023	418,622	9,323	0.6%	22	25	10,519
2024	512,183	20,576	1.3%	40	49	25,250
2025	604,685	24,481	1.6%	40	48	29,315
2026	419,693	17,160	1.1%	41	50	21,090
Thereafter	1,347,933	56,044	3.5%	42	59	79,002

Total / Wtd. Avg.	8,681,521	$278,031	17.9%	$34	$40	$326,781

Colocation
Available	528,431	—	—	—	—	—
Month to Month (3)	103,682	$29,604	1.9%	$286	$286	$29,604
2017	355,079	121,328	7.8%	342	342	121,328
2018	274,047	71,613	4.6%	261	261	71,613
2019	164,797	41,117	2.6%	249	250	41,139
2020	87,896	11,308	0.7%	129	129	11,308
2021	55,425	11,172	0.7%	202	227	12,566
2022	886	373	—	421	421	373
2023	287	56	—	195	195	56
2024	55,764	6,010	0.4%	108	108	6,010
2025	481	124	—	258	258	124
2026	12,001	2,824	0.2%	235	235	2,824
Thereafter	521	385	—	740	740	385

Total / Wtd. Avg.	1,639,295	$295,914	18.9%	$266	$268	$297,330

Non-Technical
Available	767,671	—	—	—	—	—
Month to Month (3)	15,269	$391	—	$26	$26	$392
2017	165,745	4,669	0.3%	28	28	4,671
2018	252,787	5,743	0.4%	23	25	6,422
2019	337,604	4,682	0.3%	14	15	4,932
2020	307,316	7,729	0.5%	25	27	8,347
2021	491,405	8,201	0.5%	17	18	8,817
2022	245,600	4,640	0.3%	19	21	5,095
2023	66,488	1,104	0.1%	17	20	1,315
2024	250,178	4,410	0.3%	18	19	4,819
2025	124,021	3,239	0.2%	26	30	3,706
2026	36,238	667	—	18	23	837
Thereafter	693,238	6,480	0.3%	9	11	7,776

Total / Wtd. Avg.	3,753,561	$51,955	3.2%	$17	$19	$57,129

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2016, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	IBM	23	957,317	5.1%	$121,795	7.8%	5.0
2	CenturyLink, Inc.	49	2,304,934	12.2%	89,908	5.7%	4.9
3	Equinix	20	927,220	4.9%	52,891	3.4%	12.5
4	Oracle America, Inc.	10	313,496	1.7%	40,373	2.6%	3.3
5	AT&T	44	647,005	3.4%	38,823	2.5%	4.6
6	Facebook, Inc.	9	196,762	1.0%	34,523	2.2%	2.1
7	LinkedIn Corporation	4	289,589	1.5%	32,199	2.1%	8.0
8	JPMorgan Chase & Co.	16	258,810	1.4%	30,030	1.9%	4.2
9	Morgan Stanley	9	166,664	0.9%	22,931	1.5%	5.7
10	Verizon	53	238,300	1.3%	22,542	1.4%	5.6
11	Fortune 50 Software Company	6	385,758	2.0%	22,429	1.4%	5.8
12	SunGard Availability Services LP	9	259,350	1.4%	22,034	1.4%	8.5
13	Tata Communications	17	191,186	1.0%	21,746	1.4%	5.5
14	NTT Communications Company	14	227,400	1.2%	20,975	1.3%	4.8
15	Rackspace	4	172,723	0.9%	19,153	1.2%	11.6
16	HP Enterprise Services	5	117,097	0.6%	18,608	1.2%	2.3
17	Amazon	14	308,899	1.6%	17,596	1.1%	3.9
18	Uber Technologies, Inc.	4	106,617	0.6%	17,279	1.1%	4.5
19	eBay Inc	2	102,564	0.5%	16,975	1.1%	3.0
20	Navisite Europe Limited	4	123,045	0.7%	16,453	1.1%	7.2
	Total / Weighted Average		8,294,735	43.9%	$679,265	43.4%	6.0

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct tenants may be the entities named in this table above or their subsidiaries or affiliates.

(1)
Occupied square footage is calculated based on leases that commenced on or before December 31, 2016. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2016, multiplied by 12.

Portfolio Summary	Financial Supplement
As of December 31, 2016	Fourth Quarter 2016

	As of
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Number of Properties (1)
Domestic (2)	88	88	94	94	95
International	40	39	32	32	30
Unconsolidated joint ventures (1)	14	14	14	14	14
Held-for-Sale	3	3	—	—	—
Total	145	144	140	140	139

Number of Buildings
Domestic	144	143	146	146	147
International	47	45	37	37	35
Unconsolidated joint ventures	16	16	16	16	16
Held-for-Sale	3	3	—	—	—
Total	210	207	199	199	198

Number of Metropolitan Areas
Domestic	19	19	19	19	19
International	12	12	12	12	12
Unconsolidated joint ventures	2	2	2	2	2
Total	33	33	33	33	33

Net Rentable Square Feet (3)
Domestic	17,746,428	17,445,794	18,059,173	17,881,686	17,915,786
International	3,171,265	3,301,045	3,205,737	3,092,233	3,111,685
Unconsolidated joint ventures	1,867,341	1,867,341	1,866,784	1,866,784	1,866,784
Held-for-Sale	225,799	225,799	—	—	—
Total	23,010,833	22,839,979	23,131,694	22,840,703	22,894,255

Active Development Square Feet (4)
Domestic	1,432,839	972,756	962,911	1,152,080	974,783
International	587,977	363,834	505,526	609,915	367,877
Total	2,020,816	1,336,590	1,468,437	1,761,995	1,342,660

Space Held for Development (5)
Domestic	720,009	751,091	976,790	962,869	1,164,138
International	200,223	188,874	123,323	139,300	111,629
Unconsolidated joint ventures	71,417	71,417	71,974	71,974	71,974
Held-for-Sale	89,923	89,923	—	—	—
Total	1,081,572	1,101,305	1,172,087	1,174,143	1,347,741

Portfolio occupancy (6)	89.4%	89.9%	90.4%	90.9%	91.4%
Digital Realty's share occupancy (7)	88.7%	89.2%	89.9%	90.4%	90.9%
Stabilized "same-capital" pool occupancy (8)	92.0%	92.6%	93.0%	93.0%	93.1%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA; 2950 Zanker Road, San Jose, CA; 4700 Old Ironsides Drive, Santa Clara, CA; 444 Toyama Drive, Sunnyvale, CA; 43915 Devin Shafron Drive (Bldg A), Ashburn, VA; 43790 Devin Shafron Drive (Bldg E), Ashburn, VA; 21551 Beaumeade Circle, Ashburn, VA; 7505 Mason King Court, Manassas, VA; 14901 FAA Boulevard, Fort Worth, TX; 900 Dorothy Drive, Richardson, TX; 33 Chun Choi Street, Hong Kong; and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress (see page 34).

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 38).

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes properties classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$843,671	$5,229	$848,900	47.7%
Powered Base Building®	198,518	—	198,518	11.2%
Colocation	82,029	16,215	98,245	5.5%
Non-Technical	32,947	4	32,951	1.9%
Corporate Data Center Total	$1,157,165	$21,448	$1,178,614	66.4%

Internet Gateway Data Center
Turn-Key Flex®	$95,076	$2,036	$97,111	5.5%
Powered Base Building®	79,513	—	79,513	4.5%
Colocation	213,885	189,723	403,607	22.7%
Non-Technical	7,768	4	7,773	0.4%
Internet Gateway Data Center Total	$396,241	$191,763	$588,004	33.1%

Non-Data Center
Non-Technical	$11,240	—	$11,240	0.6%
Non-Data Center Total	$11,240	—	$11,240	0.6%

Total	$1,564,647	$213,210	$1,777,857	100.0%
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2016, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Fourth Quarter 2016

Metropolitan Area	IT Load / MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	88.3	1,192,614	96.4%	1,150,186
Dallas	67.0	1,014,755	89.6%	909,725
Silicon Valley	46.9	512,620	91.7%	469,823
Chicago	46.0	710,436	85.9%	610,269
Phoenix	45.8	687,622	85.4%	586,895
New York	43.6	1,044,982	77.0%	804,514
San Francisco	25.4	471,616	77.4%	365,211
Boston	21.1	378,456	82.7%	313,079
Los Angeles	13.2	249,544	84.6%	211,231
Houston	12.6	163,209	84.5%	137,863
Other Metropolitan Areas	25.7	413,213	85.8%	354,711
Total North America	435.6	6,839,067	86.5%	5,913,506

London, United Kingdom	86.7	1,073,278	92.7%	994,906
Amsterdam, Netherlands	15.9	154,545	73.6%	113,710
Other Metropolitan Areas	12.1	188,305	69.5%	130,790
Total Europe	114.6	1,416,127	87.5%	1,239,406

Singapore	25.9	307,451	90.6%	278,574
Other Metropolitan Areas	16.6	237,624	89.7%	213,081
Total Asia/Pacific	42.4	545,075	90.2%	491,655

Total	592.6	8,800,270	86.9%	7,644,566

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-16	30-Sep-16	TKF & Colo IT Load (6)

North America

New York
111 8th Avenue (7)	Internet Gateway	166,177	—	5,449	$49,873	83.8%	84.9%	6.4
365 S Randolphville Road	Data Center	309,909	—	41,539	30,412	97.0%	99.7%	12.0
60 Hudson Street (8)	Internet Gateway	163,520	—	—	23,887	53.7%	57.0%	1.8
3 Corporate Place	Data Center	276,931	—	—	20,661	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	19,206	92.8%	92.8%	5.6
300 Boulevard East	Data Center	346,819	—	22,962	16,810	92.4%	92.4%	1.7
2 Peekay Drive (8)	Data Center	102,562	—	112,329	10,008	66.5%	66.4%	3.8
32 Avenue of Americas (8)	Internet Gateway	119,411	—	13,087	9,014	58.8%	58.8%	2.1
100 Delawanna Avenue	Data Center	183,137	—	—	8,667	59.7%	58.9%	4.0
410 Commerce Boulevard (9)	Data Center	27,943	—	—	5,521	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,906,577	—	313,479	$194,088	83.7%	84.3%	43.0

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	344,018	32,484	16,209	$35,892	99.2%	99.2%	22.1
44060 Digital Loudoun Plaza (Bldg K)	Data Center	269,227	—	15,236	33,683	99.1%	99.1%	19.8
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	19,056	100.0%	100.0%	9.0
44100 Digital Loudoun Plaza (Bldg J)	Data Center	151,364	62,995	—	18,440	80.9%	52.8%	13.4
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	13,060	99.8%	99.8%	6.8
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	11,930	95.5%	95.5%	6.9
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,490	99.0%	99.0%	3.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	5,191	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,878	100.0%	100.0%	—
4030 Lafayette Center Drive	Data Center	72,696	—	—	4,501	100.0%	100.0%	2.4
4040 Lafayette Center Drive	Data Center	30,339	—	—	4,042	100.0%	100.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,271	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,125	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,515	100.0%	100.0%	—
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,682	100.0%	100.0%	—
8100 Boone Boulevard (10)	Data Center	17,015	—	—	675	34.7%	34.7%	0.4
44274 Roundtable Plaza (Bldg L)	Data Center	—	475,889	—	—	—	N/A	—
43780 Digital Loudoun Plaza (Bldg H)	Data Center	—	223,580	—	—	—	—	—
Total		2,101,265	794,948	43,395	$169,431	97.5%	96.4%	86.6

Dallas
2323 Bryan Street	Internet Gateway	453,549	—	23,568	$20,426	71.7%	74.8%	3.3
907 Security Row (11)	Data Center	120,576	—	17,874	15,417	97.2%	97.4%	9.6
1232 Alma Road	Data Center	105,726	—	—	14,901	100.0%	100.0%	6.8
2440 Marsh Lane	Data Center	135,250	—	—	13,786	84.8%	84.8%	6.8
900 Quality Way	Data Center	114,922	—	—	13,287	98.6%	98.6%	7.0
4849 Alpha Road	Data Center	125,538	—	—	12,419	100.0%	100.0%	4.5
850 East Collins	Data Center	121,366	—	—	12,168	88.0%	87.9%	6.9
2501 S. State Hwy. 121	Data Center	831,372	—	—	11,787	96.5%	96.5%	—
4025 Midway Road	Data Center	93,386	—	7,204	10,428	95.1%	95.1%	4.4
950 East Collins	Data Center	121,286	—	—	9,713	100.0%	100.0%	7.2
11830 Webb Chapel Road	Data Center	365,647	—	—	9,011	98.0%	98.0%	—
400 S. Akard	Internet Gateway	269,563	—	—	8,775	95.5%	95.5%	—
1215 Integrity Drive (12)	Data Center	61,750	56,126	—	4,326	96.8%	96.8%	3.4
8435 N Stemmons Freeway (8)	Data Center	34,903	—	—	3,462	58.4%	66.7%	1.3
1210 Integrity Drive (13)	Data Center	74,514	264,927	—	3,024	34.0%	—	6.0
904 Quality Way	Data Center	62,636	—	—	1,038	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
Total		3,153,734	321,053	48,646	$164,672	90.9%	92.8%	67.2

Chicago
350 E Cermak Road	Internet Gateway	1,133,739	—	—	$86,477	92.5%	97.6%	18.6
9355 Grand Avenue	Data Center	223,155	—	14,639	30,879	96.1%	96.7%	19.8
9333 Grand Avenue	Data Center	109,826	—	7,689	11,964	86.8%	86.8%	6.8
600-780 S. Federal	Internet Gateway	142,283	—	19,264	9,195	87.1%	87.1%	0.8
9377 Grand Avenue	Data Center	—	176,730	—	—	—	—	—
Total		1,609,003	176,730	41,592	$138,515	92.1%	95.8%	46.0

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-16	30-Sep-16	TKF & Colo IT Load (6)
Silicon Valley
2805 Lafayette Street (14)	Data Center	145,780	—	—	$17,485	90.3%	90.3%	9.3
3011 Lafayette Street	Data Center	90,780	—	—	11,532	100.0%	100.0%	6.0
1100 Space Park Drive	Internet Gateway	165,296	—	—	11,496	84.3%	84.3%	6.4
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	11,331	100.0%	100.0%	—
1500 Space Park Drive	Data Center	51,615	—	—	10,495	100.0%	100.0%	4.9
3105 Alfred Street	Data Center	49,858	—	—	10,169	98.8%	98.8%	4.5
1525 Comstock Street	Data Center	42,385	—	—	9,615	100.0%	100.0%	4.5
2045 & 2055 Lafayette Street	Data Center	300,000	—	—	9,270	100.0%	100.0%	—
1725 Comstock Street	Data Center	39,643	—	—	7,539	100.0%	100.0%	3.4
150 South First Street	Data Center	179,761	—	—	7,487	97.2%	97.2%	—
2820 Northwestern Parkway (8)	Data Center	37,587	—	—	5,722	46.5%	35.8%	5.7
1201 Comstock Street	Data Center	24,000	—	—	5,174	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	5,093	100.0%	100.0%	—
2401 Walsh Street	Data Center	167,932	—	—	4,190	100.0%	100.0%	—
2403 Walsh Street	Data Center	103,940	—	—	2,593	100.0%	100.0%	—
3205 Alfred Street	Data Center	—	65,680	—	—	—	—	—
Total		1,714,329	65,680	—	$129,190	96.2%	95.9%	47.0

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$67,151	87.9%	87.2%	32.6
120 E. Van Buren	Internet Gateway	287,514	—	—	19,092	61.0%	61.4%	10.0
2055 East Technology Circle	Data Center	76,350	—	—	8,477	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	—	—
Total		990,385	—	108,926	$94,721	69.7%	69.5%	45.8

Atlanta
56 Marietta Street	Internet Gateway	152,618	—	—	$35,879	97.1%	96.8%	3.8
375 Riverside Parkway	Data Center	250,191	—	—	9,164	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,745	99.9%	99.9%	—
101 Aquila Way	Data Center	313,581	—	—	1,504	100.0%	100.0%	—
250 Williams Street	Data Center	—	38,459	—	—	—	—	—
Total		1,050,696	38,459	—	$53,292	99.6%	99.5%	6.1

San Francisco
200 Paul Avenue 1-4	Internet Gateway	481,571	—	18,522	$28,641	69.5%	69.3%	9.4
365 Main Street	Internet Gateway	226,980	—	—	27,267	68.0%	69.3%	8.5
720 2nd Street	Data Center	121,220	—	—	15,373	61.9%	69.1%	7.6
360 Spear Street	Data Center	154,950	—	—	4,345	49.5%	48.5%	—
Total		984,721	—	18,522	$75,626	65.1%	66.0%	25.5

Boston
128 First Avenue	Data Center	274,750	—	—	$20,924	81.1%	82.3%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	12,314	86.3%	88.1%	5.1
105 Cabot Street	Data Center	55,082	—	50,649	4,528	59.2%	75.8%	2.3
115 Second Avenue	Data Center	66,730	—	—	4,227	100.0%	100.0%	—
600 Winter Street	Data Center	30,400	—	—	807	100.0%	100.0%	—
Total		528,029	—	50,649	$42,800	83.3%	86.2%	19.1

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$25,652	87.8%	87.8%	6.0
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,484	85.7%	85.7%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,835	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,810	100.0%	100.0%	—
Total		818,479	—	—	$41,781	90.4%	90.4%	13.2

Houston
Digital Houston	Data Center	392,816	—	13,969	$19,528	86.3%	86.4%	12.6
Total		392,816	—	13,969	$19,528	86.3%	86.4%	12.6

Toronto, Canada
371 Gough Road	Data Center	90,874	13,434	—	$9,066	87.3%	87.3%	5.4
6800 Millcreek Drive	Data Center	83,758	—	—	2,243	100.0%	100.0%	—
Total		174,632	13,434	—	$11,310	93.4%	93.4%	5.4

Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,554	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	4,135	100.0%	100.0%	—
Total		371,500	—	—	$10,689	95.6%	95.6%	—

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-16	30-Sep-16	TKF & Colo IT Load (6)
Austin
7500 Metro Center Drive	Data Center	85,688	—	—	$5,473	38.5%	38.5%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,458	75.4%	100.0%	—
8025 North Interstate 35	Data Center	62,237	—	—	1,058	100.0%	100.0%	—
Total		351,160	—	—	$7,989	70.7%	85.0%	4.3

Portland
3825 NW Aloclek Place	Data Center	48,571	—	—	$6,022	83.1%	82.8%	4.5
Total		48,571	—	—	$6,022	83.1%	82.8%	4.5

Miami
36 NE 2nd Street	Internet Gateway	134,284	22,535	5,312	$5,010	94.1%	79.4%	0.4
2300 NW 89th Place	Data Center	64,174	—	—	963	100.0%	100.0%	—
Total		198,458	22,535	5,312	$5,973	96.0%	85.4%	0.4

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,343	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	431	22.2%	22.2%	—
Total		406,929	—	—	$5,775	85.1%	85.1%	—

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,684	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,512	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,217	—	—	1,435	100.0%	100.0%	0.1
Total		95,498	—	—	$4,632	100.0%	100.0%	1.0

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$3,145	100.0%	100.0%	—
Total		69,048	—	—	$3,145	100.0%	100.0%	—

Seattle
3433 S 120th Place (8)	Data Center	40,402	—	75,519	$1,942	67.0%	58.0%	2.4
Total		40,402	—	75,519	$1,942	67.0%	58.0%	2.4

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	417,996	46,456	15,548	$53,416	100.0%	90.4%	29.2
Sovereign House (15)	Internet Gateway	65,100	—	—	27,035	74.5%	75.7%	4.8
Watford (16)	Data Center	113,355	—	19,645	17,289	100.0%	100.0%	11.2
3 St. Anne's Boulevard	Data Center	96,384	—	—	14,790	91.3%	82.5%	7.2
Fountain Court	Data Center	131,771	—	—	14,646	77.0%	76.6%	8.6
Croydon (17)	Data Center	120,000	—	—	13,209	100.0%	100.0%	7.9
Oliver's Yard (15)	Data Center	37,634	—	—	8,390	67.9%	57.9%	2.4
Crawley	Data Center	66,248	65,902	—	7,853	100.0%	100.0%	6.0
Mundells Roundabout	Data Center	113,464	—	—	6,954	100.0%	100.0%	—
West Drayton (15)	Data Center	58,200	—	—	6,885	47.6%	47.8%	2.9
Cressex 1	Data Center	50,847	—	—	6,428	100.0%	100.0%	2.9
2 St. Anne's Boulevard	Data Center	30,612	—	—	4,004	100.0%	100.0%	1.4
Bonnington House (15)	Internet Gateway	14,078	—	20,277	3,891	100.0%	100.0%	0.7
Meridian Gate (15)	Data Center	17,943	—	—	3,064	68.4%	73.3%	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	254	100.0%	100.0%	—
Crawley 2	Data Center	—	105,569	—	—	—	N/A	—
Total		1,353,851	217,927	55,470	$188,108	92.4%	88.5%	86.6

Amsterdam, Netherlands
Amstel Business Park	Data Center	31,823	—	—	$15,493	91.9%	89.3%	6.7
Science Park (15)	Internet Gateway	100,644	—	48,393	7,234	62.0%	65.3%	7.1
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	5,398	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	4,568	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,381	100.0%	100.0%	—
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,166	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,124	100.0%	100.0%	—
De President Business Park	Data Center	—	157,338	—	—	—	—	—
Total		449,743	157,338	48,393	$37,363	90.9%	95.2%	16.0

Dublin, Ireland
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	$7,337	100.0%	100.0%	—
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	6,849	81.6%	83.2%	4.3
Profile Park	Data Center	43,275	—	—	2,930	50.1%	50.1%	3.8
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,151	100.0%	100.0%	—
Total		307,775	—	—	$18,267	85.8%	86.4%	8.1

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-16	30-Sep-16	TKF & Colo IT Load (6)
Frankfurt, Germany
Lyonerstrasse (15)	Data Center	47,641	—	—	$8,492	56.6%	55.9%	3.9
Wilhem-Fay-Strasse	Data Center	—	120,030	—	—	—	—	—
Total		47,641	120,030	—	$8,492	56.6%	55.9%	3.9

Paris, France
1 Rue Jean-Pierre	Data Center	104,666	—	—	$3,971	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,702	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	567	100.0%	100.0%	—
Total		185,994	—	—	$6,240	100.0%	100.0%	—

Manchester, United Kingdom
Manchester Technopark	Data Center	38,016	—	—	$1,574	100.0%	100.0%	—
Total		38,016	—	—	$1,574	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,547	100.0%	100.0%	—
Total		59,190	—	—	$1,547	100.0%	100.0%	—

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	370,500	—	—	$59,306	97.6%	97.4%	22.3
3 Loyang Way	Data Center	95,019	—	75,119	3,994	29.9%	29.9%	3.6
Total		465,519	—	75,119	$63,300	83.8%	83.6%	25.9

Melbourne
98 Radnor Drive	Data Center	52,988	—	—	$8,176	100.0%	100.0%	2.9
Deer Park 2 (72 Radnor Drive)	Data Center	72,341	—	21,241	8,031	89.6%	89.3%	4.3
Total		125,329	—	21,241	$16,207	94.0%	93.8%	7.2

Sydney
1-11 Templar Road (18)	Data Center	86,217	—	—	$11,734	84.9%	84.8%	6.5
23 Waterloo Road	Data Center	51,990	—	—	1,096	100.0%	100.0%	—
Total		138,207	—	—	$12,830	90.6%	90.5%	6.5

Osaka
Digital Osaka 1 TMK	Data Center	—	92,682	—	—	—	—	—
Total		—	92,682	—	—	—	—	—

NON-DATA-CENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	322,931	—	—	$4,353	62.7%	62.7%	—
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%	—
1 Solutions Parkway (19)	Technology Office	156,000	—	—	2,597	100.0%	100.0%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,096	81.7%	81.7%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
Total		740,196	—	—	$11,240	80.4%	80.4%	—

Consolidated Portfolio Total/Weighted Average		20,917,693	2,020,816	920,232	$1,546,287	88.6%	89.1%	584.3

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$18,090	100.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,527	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,281	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	2,007	100.0%	100.0%	—
Total		546,572	—	—	$25,905	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	114,883	—	71,417	$17,255	80.8%	80.8%	5.8
Total		114,883	—	71,417	$17,255	80.8%	81.2%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,405	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,443	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,249	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,122	100.0%	100.0%	—
Total		326,305	—	—	$12,219	100.0%	100.0%	—

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-16	30-Sep-16	TKF & Colo IT Load (6)
Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,587	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,762	100.0%	100.0%	—
Total		319,876	—	—	$7,349	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total/Weighted Average		1,415,972	—	71,417	$65,918	98.4%	98.4%	18.2

Managed Portfolio Total/Weighted Average		22,333,665	2,020,816	991,649	$1,612,205	89.2%	89.7%	602.5

Digital Realty Share Total/Weighted Average (20)		21,235,352	1,239,984	975,648	$1,564,647	88.7%	89.2%	592.6

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Internet Gateway	400,369	—	—	$41,143	96.1%	95.3%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,774	100.0%	100.0%	—
Total		451,369	—	—	$47,917	96.5%	95.8%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$47,917	96.5%	95.8%	—

Portfolio Total/Weighted Average		22,785,034	2,020,816	991,649	$1,660,121	89.4%	89.9%	602.5

Held for Sale
200 Quannapowitt Parkway	Data Center	144,569	—	66,526	$5,312	81.1%	81.4%	2.1
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,986	100.0%	100.0%	1.4
7620 Metro Center Drive	Data Center	40,836	—	—	681	82.8%	82.8%	0.3
Total		225,799	—	89,923	$8,979	84.8%	85.0%	3.8

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 34).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 38).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2016, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(8)	Building represents leasehold interest from Telx Acquisition.

(9)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(10)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(11)	Building formerly referred to as 1301 International Parkway.

(12)	Building formerly referred to as 1215 Datacenter Park.

(13)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan (see page 38).

(14)	Building formerly referred to as 800 Central Expressway.

(15)	Building represents leasehold interest from European Portfolio Acquisition in third quarter of 2016.

(16)	Building formerly referred to as The Chess Building.

(17)	Building formerly referred to as Unit B Prologis Park.

(18)	Building formerly referred to as 1-23 Templar Road.

(19)	Building formerly referred to as 1 Savvis Parkway.

(20)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Atlanta	—	—	—	—	—	1	38,459	1,600	$13,373	$8,902	$22,275	—	1Q17			1	38,459	$13,373	$8,902	$22,275
Chicago	1	94,192	$23,263	$8,570	$31,833	1	82,538	6,400	50,224	27,361	77,585	50.0%	2Q17			1	176,730	73,487	35,932	109,419
Dallas	1	194,707	22,433	6,383	28,816	2	126,346	9,375	44,649	42,863	87,512	36.0%	2Q17			2	321,053	67,082	49,246	116,328
Miami	—	—	—	—	—	1	22,535	800	6,296	14,908	21,204	—	3Q17			1	22,535	6,296	14,908	21,204
N. Virginia	3	556,999	17,548	76,754	94,302	3	237,949	22,800	77,554	131,266	208,820	44.7%	2Q17			4	794,948	95,102	208,020	303,122
Sillicon Valley	—	—	—	—	—	1	65,680	6,000	9,633	62,371	72,004	—	1Q18			1	65,680	9,633	62,371	72,004
Toronto, Canada	—	—	—	—	—	1	13,434	1,350	13,026	8,327	21,353	100.0%	1Q17			1	13,434	13,026	8,327	21,353
North America	5	845,898	$63,244	$91,707	$154,951	10	586,941	48,325	$214,755	$295,999	$510,754	37.1%		12.8%	12.4%	11	1,432,839	$277,999	$387,706	$665,705

Amsterdam	1	134,560	26,839	9,860	36,700	1	22,778	2,000	10,267	13,349	23,617	—	1Q17			1	157,338	37,107	23,210	60,316
Frankfurt	1	81,094	4,029	20,472	24,501	1	38,936	3,000	3,900	34,135	38,035	—	4Q17			1	120,030	7,929	54,607	62,536
London	1	76,123	7,405	26,458	33,863	3	141,804	10,720	43,163	74,877	118,040	44.0%	3Q17			3	217,927	50,568	101,334	151,903
Europe	3	291,777	$38,273	$56,790	$95,063	5	203,518	15,720	$57,331	$122,361	$179,692	36.8%		11.0%	10.1%	5	495,295	$95,604	$179,151	$274,755

Osaka	1	51,435	15,408	5,751	21,159	1	41,247	4,000	36,979	28,964	65,943	100.0%	4Q17			1	92,682	52,387	34,715	87,102
Asia Pacific	1	51,435	$15,408	$5,751	$21,159	1	41,247	4,000	$36,979	$28,964	$65,943	100.0%		8.3%	7.7%	1	92,682	$52,387	$34,715	$87,102

Total	9	1,189,110	$116,925	$154,248	$271,173	16	831,706	68,045	$309,065	$447,324	$756,389	40.2%		12.0%	11.5%	17	2,020,816	$425,990	$601,572	$1,027,562

(1)	Represents costs incurred through December 31, 2016.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	25,864	1,674	$27,252	—
Boston	1	7,104	283	4,464	8.5%
Chicago	2	11,905	972	11,944	48.9%
Dallas	2	57,546	4,288	37,323	56.0%
Houston	1	19,251	1,388	16,394	—
New York	1	4,578	155	2,408	—
Northern Virginia	1	25,236	1,044	11,731	38.9%
Silicon Valley	1	596	182	2,540	—
North America	10	152,080	9,986	$114,056	33.1%	11.1%	10.5%

Dublin	1	19,597	1,920	$19,519	—
London	1	9,551	769	9,787	—
Europe	2	29,148	2,689	$29,306	—	11.1%	10.5%

Singapore	2	28,877	2,677	$34,789	4.5%
Sydney	1	9,198	1,060	10,251	100.0%
Asia Pacific	3	38,075	3,737	$45,041	31.6%	14.0%	13.2%

Subtotal Consolidated Portfolio	15	219,303	16,412	$188,403	27.3%	11.8%	11.1%

Hong Kong	1	22,095	1,200	$28,063	—
Subtotal Unconsolidated JV (4)	1	22,095	1,200	$28,063	—	14.0%	13.2%

Grand Total	16	241,398	17,612	$216,465	25.5%	12.1%	11.4%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

(4)	Square Footage, kW and Investment figures shown represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2016

Construction Projects in Progress	Net Rentable Square Feet (6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Future Development (1)	N/A	414.0	$195,525	—	$195,525
Development Construction in Progress
Space Held for Development (1)	920,232	N/A	284,234	—	284,234	$309
Base Building Construction (2)	1,189,110	N/A	116,925	$154,248	271,173	228
Data Center Construction (3)	831,706	N/A	309,065	447,324	756,389	909
Equipment Pool & Other Inventory (4)	N/A	N/A	9,642	—	9,642
Campus, Tenant Improvements & Other (5)	N/A	N/A	12,564	22,115	34,679
Total Development Construction in Progress	2,941,048		$732,430	$623,687	$1,356,117

Enhancement & Other			$8,623	$8,060	$16,683
Recurring			13,983	25,506	39,489
Total Construction in Progress			$950,561	$657,253	$1,607,814

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 831,706 square feet.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of December 31, 2016 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)	Represents costs incurred through December 31, 2016.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

	Three Months Ended					Twelve Months Ended
	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	31-Dec-16	31-Dec-15

Non-Recurring Capital Expenditures (1)
Development	$160,313	$172,057	$110,114	$131,476	$138,736	$573,960	$523,463
Enhancements and Other Non-Recurring	1,371	2,033	908	441	1,201	4,753	11,382
Total Non-Recurring Capital Expenditures	$161,684	$174,090	$111,022	$131,917	$139,937	$578,713	$534,845

Recurring Capital Expenditures (2)	$21,246	$15,252	$17,914	$21,064	$35,386	$75,476	$91,876

Total Direct Capital Expenditures	$182,930	$189,342	$128,936	$152,981	$175,323	$654,189	$626,721

Indirect Capital Expenditures
Capitalized Interest	$4,877	$3,750	$3,883	$3,814	$2,955	$16,324	$12,851
Capitalized Overhead	18,474	18,101	15,660	16,666	16,954	68,901	56,773
Total Indirect Capital Expenditures	$23,351	$21,851	$19,543	$20,480	$19,909	$85,225	$69,624

Timing / FX adjustments	2,436	5,764	38	10,430	6,806	18,668	40,835

Total Improvements to and Advances for Investment in Real Estate	$208,717	$216,957	$148,517	$183,891	$202,038	$758,082	$737,180

Consolidated Portfolio Net Rentable Square Feet (3)	21,235,352	21,067,803	21,582,291	21,291,300	21,344,852	21,235,352	21,344,852

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	—	—	—
Boston	—	—	—	1	50,649	$23,753
Chicago	1	18.7	13,465	3	41,592	9,968
Dallas	3	100.0	25,143	2	48,646	3,983
Houston	—	—	—	1	13,969	2,732
Miami	—	—	—	1	5,312	155
New York	1	34.2	42,201	7	313,479	96,371
N. Virginia	2	215.8	74,483	3	43,395	11,490
Phoenix	—	—	—	1	108,926	11,868
San Francisco	—	—	—	1	18,522	2,352
Silicon Valley	1	7.2	5,692	—	—	—
Seattle	—	—	—	1	75,519	7,736
North America	9	383.1	$162,863	21	720,009	$170,407

Amsterdam, Netherlands	—	—	—	1	48,393	$26,087
Dublin, Ireland	1	7.5	$9,493	—	—	—
Frankfurt, Germany	1	4.0	5,508	—	—	—
London, England	1	6.7	11,386	3	55,470	11,167
Europe	3	18.2	$26,387	4	103,863	37,254

Melbourne	1	4.1	$1,613	1	21,241	$6,137
Singapore	—	—	—	1	75,119	70,436
Sydney	1	8.6	4,662	—	—	—
Asia Pacific	2	12.7	$6,275	2	96,360	$76,573

Subtotal Consolidated Portfolio	14	414.0	$195,525	27	920,232	$284,234

Hong Kong	—	—	—	1	71,417	$11,659
Subtotal Unconsolidated JV	—	—	—	1	71,417	$11,659

Grand Total	14	414.0	$195,525	28	991,649	$295,893

(1)	Represents properties acquired to support ground-up development.

(2)	Represents costs incurred through December 31, 2016. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

Joint Ventures:
Property	Metropolitan Area	Date Invested	Investment Amount	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Fourth Quarter 2016

	As of December 31, 2016
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$123,672	$48,574	$148,035	$441,533	$124,045	$8,018	$893,877
Accumulated depreciation & amortization	(96,330)	(2,601)	(13,786)	(31,656)	(7,096)	(1,179)	(152,648)
Net Book Value of Operating Real Estate	$27,342	$45,973	$134,249	$409,877	$116,949	$6,839	$741,229
Other assets	15,916	9,032	50,606	58,421	45,914	1,576	181,465
Total Assets	$43,258	$55,005	$184,855	$468,298	$162,863	$8,415	$922,694

Debt	101,394	47,000	—	207,270	101,477	—	457,141
Other liabilities	4,847	612	3,291	81,055	2,916	135	92,856
Equity / (deficit)	(62,983)	7,393	181,564	179,973	58,470	8,280	372,697
Total Liabilities and Equity	$43,258	$55,005	$184,855	$468,298	$162,863	$8,415	$922,694

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$50,697	$23,500	—	$41,454	$20,295	—	$135,946

	Three Months Ended December 31, 2016
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Total revenues	$11,245	$2,222	$4,763	$10,199	$4,901	$1,852	$35,182
Operating expenses	(3,903)	(396)	(1,707)	(1,849)	(1,940)	(887)	(10,682)
Net Operating Income (NOI)	$7,342	$1,826	$3,056	$8,350	$2,961	$965	$24,500

Straight-line rental revenue	($26)	($117)	($217)	($369)	($171)	—	(900)
Above- and below-market rent	—	—	—	(749)	931	—	182
Cash Net Operating Income (NOI)	$7,316	$1,709	$2,839	$7,232	$3,721	$965	$23,782

Interest expense	($1,657)	($404)	—	($1,491)	($875)	—	($4,427)
Depreciation & amortization	(1,678)	(181)	($1,520)	(3,178)	(2,302)	($221)	(9,080)
Other income / (expense)	(60)	(42)	582	(122)	(153)	(67)	138
Total Non-Operating Expenses	($3,395)	($627)	($938)	($4,791)	($3,330)	($288)	($13,369)

Net Income	$3,947	$1,199	$2,118	$3,559	($369)	$677	$11,131

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$3,671	$913	$1,528	$1,670	$592	$164	$8,538

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$3,658	$855	$1,420	$1,446	$744	$164	$8,287

Digital Realty's income (loss) from unconsolidated JVs (1)	$1,715	$599	$1,061	$732	$519	$116	$4,742

Digital Realty's Pro Rata Share of FFO (2)	$2,554	$690	$1,821	$1,368	$979	$154	$7,566

Digital Realty's Fee Income from JV	—	—	$138	$850	$429	—	$1,417

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 47.

External Growth Pipeline	Financial Supplement
Central - Chicago	Fourth Quarter 2016

Master Plan

Grand Avenue
Central
Chilled
Water
Plant
PRIMARY
ENTRY
Building 9333
Phase 1
Building 9377
Phase 3
Building 9355
Phase 2
Martens St.

Completed and Stabilized Development

Current Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	98.0%	Completed
9355 W. Grand Ave., Franklin Park, IL	251,500	21.6	100.0%	Completed
9377 W. Grand Ave., Franklin Park, IL	176,730	12.8	25.0%	Active development - base building and data centers

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the area, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to provide 117,515 square feet and accommodate 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to provide 251,500 square feet and accommodate 14.4 MW of IT Load in eight 1,800 kW data centers. The IT density of the first floor in the 9355 Building was subsequently doubled from the original plan to satisfy customers' requirements thereby increasing the building's total IT Load from 14.4 MW to 21.6 MW.

•
Redevelopment of the 9377 Building commenced in February 2016, with an estimated delivery date for the first suite in first quarter of 2017. The building is designed to provide 176,730 square feet and accommodate 12.8 MW of IT Load, with the potential to increase critical IT Load to 16.0 MW.

•
In August 2016, Digital Realty acquired an 18.7 acre parcel of land at 9401 W. Grand Ave in Franklin Park, IL, adjacent to the current Digital Chicago Campus to support future growth. This site is planned to accommodate future datacenter development of up to 469,000 square feet and approximately 36.0 MW of IT Load, with potential to increase to 50 megawatts at high-density. This expansion enables Digital Realty to continue to compete for opportunities in the Chicago market.

Opportunity

•	Upon completion, the 9333, 9355 and 9377 W. Grand Ave. buildings will have 545,745 square feet to support upwards of 44.4 MW of IT Load.

•	Development of the additional land would increase the Digital Chicago campus to 1,014,745 square feet with more than 80 MW of IT Load.

•
Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5 kV services. The proposed 9401 W. Grand Ave. development would include construction of a 100 MW electrical substation to support the expansion.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 98% leased based upon total IT Load.

•	Redevelopment of the second phase, 9355 W. Grand Ave., was completed during 2Q 2016 and the building is now 100% leased.

•
The ground-up development of the 9377 W. Grand Ave. building is master planned for a 176,730 square foot building to accommodate up to 16 MW of IT Load Capacity. The building is currently under active development with the first 3.2 MW preleased in 3Q 2016.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
Central - Dallas	Fourth Quarter 2016

Master Plan

E. Collins Blvd.
750 E. COLLINS
122 mW SUB-STATION
850 E. COLLINS
950 E. COLLINS
Quality Way
Alma Road
1232 ALMA RD.
900 QUALITY WAY
904 QUALITY WAY
908 QUALITY WAY
Integrity Drive
Commerce Drive
International Parkway
1210 INTEGRITY DRIVE
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row
Completed and Stabilized Development
Current Development
Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	100.0%	Completed
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Completed
1215 Integrity Drive, Richardson, TX	117,876	7.0	100.0%	Active development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Completed
907 Security Row, Richardson, TX	139,000	9.6	100.0%	Completed
1210 Integrity Drive, Richardson, TX	467,963	36.0	12.2%	Active development - data centers
908 Quality Way, Richardson, TX	66,000	4.8	—	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	—	Planned for future management office
Asset

•	Digital Dallas Campus is a 70-acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture, Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings®, multi-tenant data centers and a Digital Realty owned 122 MW sub-station.

•	In seven years, Digital Realty has completed or actively developed 1,093,544 square feet in eight buildings.

•	The campus has approximately 50.2 MW of IT Load currently in operation, with 3.6 MW of IT Load in leased data center shell space pending commencement of construction.

•
Construction commenced October 2014 on 907 Security Row to originally accommodate 8.4 MW of IT Load in seven 1.2 MW data centers and has now been upgraded to accommodate 9.6 MW of IT Load and is now 100% leased and completed.

•
Construction activities commenced December 2015 at 1210 Integrity Drive to develop a 467,963 square foot building capable of delivering 36 MW of IT Load. The building will be built in phases with Phase One to provide a 339,441 square foot building to accommodate 24 MW, and Phase 2 will be a follow-on expansion for 128,522 square feet to accommodate an additional 12 MW of IT Load. Leases have been signed for 3.2 MW of IT Load in the Phase 1 building delivered in December 2016.

Opportunity

•
The campus has a little under 5 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up developments that could support new buildings that would increase the size of the campus by 66,000 square feet with the potential to add another 4.8 MW of IT Load to the Campus.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - Northern Virginia	Fourth Quarter 2016

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	26.1	95.1%	Active development - data centers
44060 Digital Loudoun Plaza (Bldg. K)	284,463	19.8	93.7%	Complete
43780 Digital Loudoun Plaza (Bldg. H)	223,580	16.8	22.5%	Active development - base building and data centers
44100 Digital Loudoun Plaza (Bldg. J)	214,820	17.2	72.0%	Active development - data centers
Asset

•	Existing Campus – Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 square feet.

•	The campus expanded in 2011 with the Loudoun Parkway North land acquisition to support development of buildings G, H, J and K, bringing the total campus to 98 acres.

•
Digital Realty acquired 125.9 acres of undeveloped land in Loudoun County in November 2015, located less than a mile from Digital Realty's existing data center campus, which has been master planned to include 2.4 million square feet of development and 205 MW of IT Load.

•
Digital Realty acquired 112 acres of undeveloped land in Loudoun County in August 2016, adjacent to the 125.9 acres acquired in November 2015 to support future development of approximately 800,000 square feet and the build-out of approximately 60.0 MW of IT Load.

Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, H, J and K), that upon completion, will provide approximately 1,115,574 square feet to support sixty-two Turn-Key Flex® data centers capable of supporting approximately 80 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide 11.3 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.8 MW of IT Load and is currently 91.8% leased. The combined first and second phases are 95.1% leased. 2.8 MW is under construction and preleased and 1.2 MW is held for development under an existing tenant's option. Upon construction and leasing of the 1.2 MW of data center under option, Building G is expected to be 99.0% leased. The remaining 1.0% of vacant space relates to non-technical space expected to be absorbed as tenants occupy their data center spaces.

•	Building K is complete and leased 19.8 MW or 100% of its total IT load in 16 Turn-Key Flex data centers. Including non-technical space the building is 93.7% leased.

•
Building J is under construction to deliver 17.2 MW of IT Load with 14.0 MW of IT Load delivered and 3.2 MW of IT Load is scheduled for delivery in 2Q 2017. The Building is currently 72% leased based upon space.

•	Building H is under construction to deliver 16.8 MW of IT Load. The base building is nearly complete and the data centers are under active development and is 22.5% preleased.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
Europe - Amsterdam	Fourth Quarter 2016

Master Plan

BUILDING AMS16
PHASE 2
Data Hall
6 x UPS/
6 x Batteries
Storage
HV Gen
Amenity
Generator enclosure
POP Room
Storage Office
Entrance/ Loading
Water mist
BUILDING AMS15
PHASE 1

Current Development

Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
De President Business Park (AMS15)	157,338	12.0	—%	Active development - base building and data centers
De President Business Park (AMS16)	132,202	12.0	—%	Planned for future ground-up development
Asset

•	De President is located in Hoofddorp,which is near the Schiphol Airport and 25 km West of Amsterdam.

•	The combined 10.5 acre site is planned for two buildings known as AMS15 and AMS16.

•	De President Business Park AMS15 site is currently under construction to deliver a 157,338 square foot building to support 12 MW of IT Capacity.

•	De President Business Park AMS16 is a greenfield site for future development and master planned for a 132,202 square foot building to provide at least 12MW of IT Capacity.
Background

•
Digital acquired the initial 5.4 acres for development of AMS15 in 2013. Based upon prospects of future demand we recently exercised an option to purchase the adjoining 5.1 acres for development of AMS16 to enable a campus master plan.

•
With exercise of the option for AMS16 for the additional 5.1 acres the entire campus has the potential to deliver at least 24 MW of IT Load. The AMS16 land is currently held for future data center development or for a customer build-to-suit.

•
Due to increased demand and resolution of oversupply concerns, we commenced construction of AMS15, our first speculative data center in Amsterdam. Initial design works for AMS15 were completed in 2015 and construction commenced in April 2016 to develop the 157,338 square foot building to accommodate for 12 MW of IT Load in six 2MW data centers.

•	AMS15's base building and the first 2MW data center are expected to deliver in 2Q 2017. The AMS15 M&E plant is designed to enable flexibility to also accommodate higher density customer requirements.
Opportunity

•
Digital Realty has been present in the Amsterdam market since 2005 and owns five single-tenant properties. With the recent acquisition of two colocation data centers in Amsterdam as part of the European portfolio acquisition, we have entered the colocation business in the market.

•	With the recent acquisition of the two new colocation data centers, we also acquired strong local operations and sales teams.

•	The De President campus is Digital Realty's first speculative development in the market mainly targeting large scale and hyperscale customers.

•
Our fiber and connectivity strategy will link the AMS15 and AMS16 buildings to our colocation hubs in Amstel Business Park and at Science Park Tower which will greatly enhances our connectivity offerings.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
Europe - Amsterdam	Fourth Quarter 2016

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
Science Park	24,144	1.3	86.8%	Planned for future decommissioning
Science Park Tower	124,894	9.0	46.6%	The entire 124,894 square foot base building is complete. 76,501 square feet of the base building have been built as data center space and 48,393 square feet are planned for future development.
Asset

•
Amsterdam Science Park Tower represents a new development project that was begun by the prior owner to deliver a new 124,894 square foot building planned to provide at least 9.0 MW of IT Capacity across 11 floors of data center space. Digital Realty acquired this property as part of the European portfolio acquisition in 2016.

•
The new development is adjacent to the existing single story 24,144 square foot building with 1.3 MW of IT Capacity converted by the prior owner for use as a data center in 2000. The prior owner agreed to vacate the existing building by 2018 and began migrating the existing customers to the newly developed Science Park Tower in 2016. The migration is expected to be completed during 2017 with a majority of the customers anticipated to migrate to the new development.

•	The new tower is also known as The Amsterdam Data Tower, Science Park.
Background

•
As of December 31, 2016, there was 5.8MW of IT Capacity completed in 76,501 square feet across 7 floors with available shell space of 48,393 square feet across 4 floors held for future development of 3.2 MW of IT Capacity. Of the 5.8 MW of IT Capacity delivered the space is 46.6% leased.

•
The design of this facility is unique in that it uses a cooling system that utilizes a geotechnical thermal energy system that takes advantage of 160-meter-deep water to cool the facility, in combination with free air cooling.

Opportunity

•	The Science Park building is central to the Amsterdam Internet Exchange and is perceived as one of the top colocation assets in Amsterdam.

•	With immediate access to highly connected fiber infrastructure, the building is known as a primary connectivity hub in Europe.

•
The currently available IT Capacity of 3.1 MW, plus quick to market future development for IT Capacity of 3.2 MW, is important to support expansion of our existing customer base and to meet market demand.

•	The future expansion space can be built-out quickly within the existing building to support future demand for Turn-Key Flex and colocation customers.

•	With this acquisition, we also acquired an experienced local executive sales and operations team.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis due to differences between lease execution and occupancy dates.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2016

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15

Net Income (Loss) Available to Common Stockholders	$77,682	$187,330	$27,951	$39,125	($40,039)
Interest	56,226	63,084	59,909	57,261	61,717
Loss from early extinguishment of debt	29	18	—	964	—
Tax expense	2,304	3,720	2,252	2,109	268
Depreciation & amortization	176,581	178,133	175,594	169,016	172,956
EBITDA	$312,822	$432,285	$265,706	$268,475	$194,902
Severance-related expense, equity acceleration, and legal expenses	672	2,580	1,508	1,448	6,125
Transaction and integration expenses	8,961	6,015	3,615	1,900	3,099
(Gain) loss on real estate transactions	195	(169,000)	—	(1,097)	(322)
Non-cash (gain) on lease termination (2)	(29,205)	—	—	—	—
(Gain) on settlement of pre-existing relationship with Telx	—	—	—	—	(14,355)
Loss on currency forwards	—	—	3,082	—	—
Other non-core expense adjustments	236	(22)	—	(1)	75,269
Non-controlling interests	1,065	3,247	569	784	(590)
Preferred stock dividends	17,393	21,530	22,424	22,424	24,056
Issuance costs associated with redeemed preferred stock	—	10,328	—	—	—
Adjusted EBITDA	$312,139	$306,963	$296,904	$293,933	$288,184

	Three Months Ended
Financial Ratios	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15

Total GAAP interest expense	$56,226	$63,084	$59,909	$57,261	$61,717
Bridge facility fees	—	—	—	—	(3,903)
Capitalized interest	4,877	3,750	3,883	3,814	2,955
Change in accrued interest and other non-cash amounts	(11,976)	(895)	(11,313)	4,417	(23,778)
Cash Interest Expense (3)	$49,127	$65,939	$52,479	$65,492	$36,991

Scheduled debt principal payments	631	927	1,241	1,787	1,768
Preferred dividends	17,393	21,530	22,424	22,424	24,056
Total Fixed Charges (4)	$79,127	$89,291	$87,457	$85,286	$90,496

Coverage
Interest coverage ratio (5)	5.1x	4.6x	4.7x	4.8x	4.7x
Cash interest coverage ratio (6)	6.4x	4.7x	5.7x	4.5x	7.8x
Fixed charge coverage ratio (7)	3.9x	3.4x	3.4x	3.4x	3.3x
Cash fixed charge coverage ratio (8)	4.6x	3.5x	3.9x	3.3x	4.6x

Leverage
Debt to total enterprise value (9) (10)	25.7%	26.5%	25.8%	29.7%	32.0%
Debt plus preferred stock to total enterprise value (10)(11)	30.3%	31.1%	31.5%	36.2%	39.2%
Pre-tax income to interest expense (12)	2.7x	4.5x	1.9x	2.1x	0.7x
Net Debt to Adjusted EBITDA (13)	4.8x	5.1x	5.2x	5.3x	5.2x

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 47.

(2)	Q4 2016 amount included in Other revenue on the income statement.

(3)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(4)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(5)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(6)	Adjusted EBITDA divided by cash interest expense.

(7)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(8)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(9)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(10)	Enterprise value defined as market value of equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(11)	Same as (8), except numerator includes preferred stock.

(12)	Calculated as net income plus interest expense divided by GAAP interest expense.

(13)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2016

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, excluding a gain from a pre-existing relationship, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs), non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) change in fair value of contingent consideration, (vi) severance, equity acceleration, and legal expenses, (vii) bridge facility fees, (viii) loss on currency forwards and (ix) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant-Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rent revenue, (vi) straight-line rent expense, (vii) above- and below-market rent amortization, (viii) deferred non-cash tax expense, (ix) capitalized leasing compensation, (x) recurring capital expenditures and (xi) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) on real estate transactions, (gain) on settlement of pre-existing relationship with Telx, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, preferred stock dividends and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) on real estate transactions, non-cash (gain) on lease termination, (gain) on settlement of pre-existing relationship with Telx, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, preferred stock dividends and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2016

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, repair and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends, excluding bridge facility fees. For the quarter ended December 31, 2016, GAAP interest expense was $56 million, capitalized interest was $5 million and scheduled debt principal payments and preferred dividends was $17 million.

Three Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	31-Dec-16

Operating income	$151,122

Fee income	(1,718)
Other income	(33,104)
Depreciation and amortization	176,581
General and administrative	40,481
Severance related expense, equity acceleration, and legal expenses	672
Transaction expenses	8,961
Other expenses	236

Net Operating Income	$343,231

Cash Net Operating Income (Cash NOI)

Net Operating Income	$343,231
Straight-line rent, net	(236)
Above- and below-market rent amortization	(2,048)

Cash Net Operating Income	$340,947

Statement Regarding Forward- Looking Statements	Financial Supplement
Fourth Quarter 2016

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward looking statements include statements relating to: supply and demand for data center and colocation space, the expected settlement of our forward sales agreements, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue,our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2016 and 2017 backlog NOI, NAV components, 2017 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses, including the European portfolio acquisition;

•
the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical and information security infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	the impact of the United Kingdom’s referendum on withdrawal from the European Union on global financial markets and our business;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2015, as amended, and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.
Digital Realty, Telx, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.
Note: Subtotals and totals may not equal the amounts reflected due to rounding.